Filed pursuant to Rule 424(b)(5);
File No. 333-151267

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus do not constitute and offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 17, 2008

PROSPECTUS SUPPLEMENT
(To amended and restated short form base shelf
prospectus dated May 29, 2008)
US$

US$               % Notes due 20
US$               % Notes due 20
Issued by Thomson Reuters Corporation
and fully and unconditionally guaranteed by Thomson Reuters PLC

Thomson Reuters Corporation will pay interest on both series of notes on          and           of each year, beginning on          , 2008. The           -year notes will mature on          , 20  and the          -year notes will mature on          , 20  . The notes will be direct, unsecured obligations of Thomson Reuters Corporation and will rank equally and ratably with all of its other unsecured and unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed by Thomson Reuters PLC on an unsecured and unsubordinated basis. The notes will be issued only in denominations of US$2,000 and multiples of US$1,000 in excess thereof.

We may redeem all or a portion of the notes at any time at 100% of their principal amount plus a make-whole premium. We will also have the option to redeem both series of notes in whole and not in part at any time at 100% of the aggregate principal amount of the particular series of notes plus accrued interest to the date of redemption in the event of certain changes to Canadian withholding taxes. We will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of a Change of Control Triggering Event (as defined herein). See the section of this prospectus supplement entitled “Description of the Notes” for more information.

Investing in the notes involves risks that are described in some of the documents incorporated by reference herein and in the “Risk Factors” section beginning on page 7 of the accompanying amended and restated short form base shelf prospectus.

Per		Per
-Year Note	Total	-Year Note	Total

Public offering price (1)%	US$	%	US$
Underwriting commission %	US$	%	US$
Proceeds to Thomson Reuters (before expenses)%	US$	%	US$

(1)	Plus accrued interest on each series of notes from , 2008, if settlement occurs after that date.

The notes will not be listed on any securities exchange or quotation system and, consequently, there is no market through which the notes may be sold and purchasers may not be able to resell notes purchased under this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying amended and restated short form base shelf prospectus. Any representation to the contrary is a criminal offense.

We are permitted to prepare this prospectus supplement and the accompanying amended and restated short form base shelf prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Thomson Reuters Corporation currently prepares its financial statements in accordance with Canadian generally accepted accounting principles, and its financial statements are subject to Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board, as well as Canadian and U.S. securities regulatory auditor independence standards. Thomson Reuters Corporation’s consolidated financial statements may not be comparable to the financial statements of U.S. companies.

Owning the notes may subject you to tax consequences in both the United States and Canada. This prospectus supplement and the accompanying amended and restated short form base shelf prospectus may not describe these tax consequences fully. You should read the tax discussion contained in this prospectus supplement and the accompanying amended and restated short form base shelf prospectus.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely because Thomson Reuters Corporation is incorporated under the laws of the Province of Ontario, Canada and Thomson Reuters PLC is incorporated in England and Wales, some of our officers and directors and some of the experts named in this prospectus supplement and the accompanying amended and restated short form base shelf prospectus are residents of Canada or the United Kingdom, and some of our assets and some of the assets of those officers, directors and experts may be located outside of the United States.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear and Clearstream, on or about          , 2008.

Joint Book-Running Managers

Barclays Capital	JPMorgan	Morgan Stanley	RBS Greenwich Capital

          , 2008

TABLE OF CONTENTS

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes. The second part, the accompanying amended and restated short form base shelf prospectus, gives more general information, some of which may not apply to the notes. If the description of the notes varies between this prospectus supplement and the accompanying amended and restated short form base shelf prospectus, you should rely on the information in this prospectus supplement. When we refer to “notes”, we are referring to both series of notes offered by this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying amended and restated short form base shelf prospectus and the other information included in the registration statement of which the accompanying amended and restated short form base shelf prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of notes in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying amended and restated short form base shelf prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

In this prospectus supplement, unless otherwise indicated, capitalized terms which are defined in the accompanying amended and restated short form base shelf prospectus are used herein with the meanings defined in the short form base shelf prospectus. The words “we,” “us,” “our” and “Thomson Reuters” refer to Thomson Reuters Corporation and Thomson Reuters PLC and their respective consolidated subsidiaries which operate as a unified group under the DLC structure, unless the context requires otherwise. The term “DLC structure” refers to the dual listed company structure under which Thomson Reuters Corporation, Thomson Reuters PLC and their respective consolidated subsidiaries operate as a unified group and the term “Thomson Reuters board” refers to the board of directors of each of Thomson Reuters Corporation and Thomson Reuters PLC. Unless otherwise indicated, references in this prospectus supplement to ‘$”, “US$” or “dollars” are to U.S. dollars and references to “C$” are to Canadian dollars. All references in this prospectus supplement to “£” are to British pounds sterling.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the Securities and Exchange Commission, or SEC, are specifically incorporated by reference in this prospectus supplement:

•	audited comparative consolidated financial statements of Thomson Reuters Corporation for the year ended December 31, 2007 and the accompanying auditors’ report thereon;

•	management’s discussion and analysis of Thomson Reuters Corporation for the year ended December 31, 2007;

•	annual report on Form 20-F of Thomson Reuters PLC dated April 17, 2008 for the year ended December 31, 2007;

•	management information circular of Thomson Reuters Corporation dated March 28, 2008 relating to its annual meeting of shareholders held on May 7, 2008;

•	management information circular of Thomson Reuters Corporation dated February 29, 2008 relating to its special meeting of shareholders held on March 26, 2008;

•	annual information form of Thomson Reuters Corporation dated March 10, 2008 for the year ended December 31, 2007;

•	unaudited comparative consolidated financial statements of Thomson Reuters Corporation for the three months ended March 31, 2008;

•	management’s discussion and analysis of Thomson Reuters Corporation for the three months ended March 31, 2008; and

•	business acquisition report of Thomson Reuters Corporation dated May 15, 2008 relating to its acquisition of Reuters Group PLC, or Reuters.

Any statement contained in this prospectus supplement, the accompanying amended and restated short form base shelf prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying amended and restated short form base shelf prospectus or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements included and incorporated by reference in this prospectus supplement constitute forward-looking statements. When used in this prospectus supplement or in the documents incorporated by reference herein, the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may” and “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts but reflect expectations, estimates and projections based on certain assumptions and reflect our current expectations concerning future results and events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. These risks include, but are not limited to,

•	in relation to the Reuters acquisition and the DLC structure:

•	failure to achieve benefits from the Reuters acquisition to the extent, or within the time period, currently expected, which could eliminate, reduce or delay the achievement of cost savings;

•	failure to maximize the growth potential of, or deliver greater value for, Thomson Reuters beyond the level that either The Thomson Corporation or Reuters could have achieved on its own;

•	the relationship of the value of Thomson Reuters Corporation common shares and Thomson Reuters PLC ordinary shares to the economic performance of Thomson Reuters;

•	differences in the trading prices of Thomson Reuters Corporation common shares and Thomson Reuters PLC ordinary shares;

•	adverse effects of changes to legislation and regulations on the DLC structure;

•	risks and costs not associated with more common acquisition structures;

•	exposure of each of Thomson Reuters Corporation and Thomson Reuters PLC to the credit risk of the other;

•	changes in the tax residence of Thomson Reuters Corporation or Thomson Reuters PLC;

•	classification of Thomson Reuters PLC as a passive foreign investment company under U.S. federal income tax laws;

•	failure of U.S. shareholders to qualify for special reduced withholding rates on payments of future dividends from Thomson Reuters PLC;

•	ability of Reuters Founders Share Company Limited to affect Thomson Reuters governance and management;

•	prevention or discouragement of take-over bids because of provisions in the DLC structure;

•	different laws and regulations governing the rights and privileges of Thomson Reuters Corporation shareholders and Thomson Reuters PLC shareholders;

•	changes in the general economy;

•	actions of competitors;

•	changes to legislation and regulations;

•	increased accessibility to free or relatively inexpensive information sources;

•	failure to fully derive anticipated benefits from future or existing acquisitions, joint ventures, investments or dispositions;

•	failure to develop new products, services, applications and functionalities to meet customers’ needs, attract new customers or expand into new geographic markets;

•	failure of electronic delivery systems, network systems or the Internet;

•	detrimental reliance on third parties for information;

•	failure to meet the challenges involved in the expansion of international operations;

•	failure to realize the anticipated cost savings and operating efficiencies from the THOMSONplus initiative, the Reuters Core Plus program and other cost-saving initiatives, including those designed to make Thomson Reuters a more integrated group;

•	failure to protect the reputation of Thomson Reuters;

•	impairment of goodwill and identifiable intangible assets;

•	failure of significant investments in technology to increase revenues or decrease operating costs;

•	increased self-sufficiency of customers;

•	inadequate protection of intellectual property rights;

•	downgrading of credit ratings and adverse conditions in the credit markets;

•	threat of legal actions and claims;

•	changes in foreign currency exchange and interest rates;

•	failure to recruit and retain high quality management and key employees;

•	effect of factors outside the control of Thomson Reuters on funding obligations in respect of pension and post-retirement benefit arrangements; and

•	actions or potential actions that could be taken by our principal shareholder, The Woodbridge Company Limited, or Woodbridge.

These factors and other risk factors described under the section of the accompanying amended and restated short form base shelf prospectus entitled “Risk Factors” and in some of the documents incorporated by reference herein represent risks that our management believes are material. Other factors not presently known to us or that we presently believe are not material could also cause actual results to differ materially from those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that reflect our view only as of the date of this prospectus supplement. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law, rule or regulation. Additional factors are discussed in our materials filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC from time to time, including the annual information form of Thomson Reuters Corporation for the year ended December 31, 2007, which is contained in an annual report on Form 40-F for the year ended December 31, 2007, the annual report on Form 20-F of Thomson Reuters PLC for the year ended December 31, 2007 and the other documents incorporated by reference herein.

RISK FACTORS

Investing in the notes is subject to certain risks. Before purchasing notes, you should consider carefully the risk factors set forth under the heading “Risk Factors” in the accompanying amended and restated short form base shelf prospectus and those under the heading “Risk Factors” in the annual information form of Thomson Reuters Corporation, which is contained in an annual report on Form 40-F for the year ended December 31, 2007, and the annual report on Form 20-F of Thomson Reuters PLC for the year ended December 31, 2007, as well as the other information contained in and incorporated by reference in this prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of the notes could be adversely affected.

BUSINESS

We are the world’s leading source of intelligent information for businesses and professionals. We define intelligent information as information that organizes itself, suggests connections and fits professionals’ workflows. We combine industry expertise with innovative technology to deliver critical information to decision makers in the financial, legal, tax and accounting, scientific, healthcare and media markets, powered by the world’s most trusted news organization, Reuters. We believe that our intelligent information provides our customers with a competitive advantage by enabling them to make better decisions faster.

Thomson Reuters is organized in two divisions:

•	Markets, which consists of our financial businesses, a combination of those previously operated by Reuters and Thomson Financial; and

•	Professional, which consists of our Legal, Tax & Accounting, Scientific and Healthcare segments.

Our principal executive office is located at 3 Times Square, New York, New York 10036, with key staff also located in Stamford, Connecticut and London, United Kingdom.

THE DUAL LISTED COMPANY STRUCTURE

Under the DLC structure, Thomson Reuters has two parent companies, both of which are publicly listed — Thomson Reuters Corporation, an Ontario corporation, and Thomson Reuters PLC, an English public limited company. Thomson Reuters Corporation and Thomson Reuters PLC operate as a unified group pursuant to contractual arrangements as well as provisions in their organizational documents. Under the DLC structure, shareholders of Thomson Reuters Corporation and Thomson Reuters PLC both have a stake in Thomson Reuters, with cash dividend, capital distribution and voting rights that are comparable to the rights they would have if they were holding shares in one company carrying on Thomson Reuters business.

Key features of the DLC structure include the following:

•	Thomson Reuters Corporation and Thomson Reuters PLC are separate publicly listed companies;

•	the boards of directors of the two companies comprise the same individuals, as do the companies’ executive management;

•	shareholders of the two companies ordinarily vote together as a single decision-making body, including in the election of directors;

•	shareholders of the two companies receive equivalent cash dividends and capital distributions;

•	each company has guaranteed all contractual obligations of the other company, and those of other parties to the extent they are guaranteed by the other company, and will guarantee other obligations as agreed; and

•	a take-over bid or similar transaction is required to be made for shares of both companies on an equivalent basis.

Thomson Reuters Corporation was incorporated under the Business Corporations Act (Ontario), or the OBCA, by articles of incorporation dated December 28, 1977. Thomson Reuters Corporation amended and restated its articles effective April 17, 2008. Its registered office is located at Suite 2706, Toronto Dominion Bank Tower, P.O. Box 24, Toronto-Dominion Centre, Toronto, Ontario M5K 1A1, Canada. Prior to April 17, 2008, Thomson Reuters Corporation was known as The Thomson Corporation.

Thomson Reuters PLC is a public company limited by shares incorporated on March 6, 2007 under the UK Companies Act of 1985. Its registered office is located at The Thomson Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom.

USE OF PROCEEDS

We estimate that the net proceeds from the offering, after deducting the underwriting commission of $      and expenses of the offering of approximately $      , will be approximately $     . We intend to use the net proceeds to repay $      of the $3.4 billion of borrowings as of the date of this prospectus supplement under a bridge credit facility provided by a syndicate of banks that has been drawn down to finance a portion of the estimated cash consideration for the Reuters acquisition.

We may conduct one or more other offerings of unsecured notes in the United States, Canada or Europe to repay the balance of our borrowings under the bridge credit facility. Certain affiliates of the Underwriters are lenders under our bridge credit facility. See “Underwriting”.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Set forth below is selected unaudited pro forma consolidated financial information for Thomson Reuters Corporation which has been compiled from underlying financial statements prepared in accordance with Canadian GAAP as applied by The Thomson Corporation to illustrate the effect of the acquisition of Reuters. Unaudited pro forma consolidated financial statements for Thomson Reuters Corporation are presented because the primary financial statements for shareholders of both Thomson Reuters Corporation and Thomson Reuters PLC beginning with the six months ending June 30, 2008 will be the consolidated financial statements for Thomson Reuters Corporation, accounting for Thomson Reuters PLC as a subsidiary.

This information has been prepared as if the acquisition had occurred on January 1, 2007, with respect to the unaudited pro forma consolidated earnings data, and as at December 31, 2007, with respect to the unaudited pro forma consolidated balance sheet data. This information has been derived from, and should be read in conjunction with, the financial statements and other information included in the documents incorporated by reference in this prospectus supplement.

The unaudited pro forma consolidated financial statements:

•	have been prepared for illustrative purposes only, and because of their nature, address a hypothetical situation and, therefore do not represent Thomson Reuters Corporation’s actual financial position or results;

•	do not purport to represent what the consolidated results of operations actually would have been if the Reuters acquisition had occurred on January 1, 2007 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Reuters acquisition had occurred on December 31, 2007; and

•	have not been adjusted to reflect any matters not directly attributable to implementing the Reuters acquisition. No adjustment, therefore, has been made for actions which may be taken after the completion of the acquisition, such as any integration plans of Thomson Reuters.

The full pro forma consolidated financial statements, together with the notes to those financial statements, can be found in the business acquisition report of Thomson Reuters Corporation dated May 15, 2008 relating to its acquisition of Reuters. The business acquisition report is incorporated by reference into this prospectus supplement.

Unaudited Pro Forma Consolidated Earnings Information
For the year ended December 31, 2007

		Pro Forma		Pro Forma
		Adjustments		Thomson
	Thomson	Reuters	Other	Reuters
	(In millions of US dollars, except common share amounts)

Revenues	7,296	5,232	(86)	12,442
Cost of sales, selling, marketing, general and administrative expenses	(5,275)	(4,678)	431	(9,522)
Depreciation	(468)	(280)	(57)	(805)
Amortization	(256)	(88)	(297)	(641)
Operating profit	1,297	186	(9)	1,474
Net other income (expense)	(34)	162	—	128
Net interest expense and other financing costs	(12)	(172)	(243)	(427)
Income tax expense	(155)	(28)	73	(110)
Earnings from continuing operations	1,096	148	(179)	1,065
Basic earnings per common share from continuing operations	$1.70			$1.26
Diluted earnings per common share from continuing operations	$1.69			$1.26

Unaudited Pro Forma Consolidated Balance Sheet Information
As at December 31, 2007

		Pro Forma		Pro Forma
		Adjustments		Thomson
	Thomson	Reuters	Other	Reuters
	(In millions of US dollars)

Assets
Cash and cash equivalents	7,497	510	(4,041)	3,966
Accounts receivable, net of allowances	1,565	234	—	1,799
Prepaid expenses and other current assets	508	384	(18)	874
Deferred income taxes	104	236	—	340
Current assets of discontinued operations	4	—	—	4
Current assets	9,678	1,364	(4,059)	6,983
Computer hardware and other property, net	731	933	221	1,885
Computer software, net	721	77	1,023	1,821
Identifiable intangible assets, net	3,438	534	4,866	8,838
Goodwill	6,935	810	(810)	6,935
Unallocated purchase price	—	—	12,530	12,530
Other non-current assets	1,322	762	406	2,490
Deferred income taxes	—	331	—	331
Non-current assets of discontinued operations	6	—	—	6
Total assets	22,831	4,811	14,177	41,819

		Pro Forma		Pro Forma
		Adjustments		Thomson
	Thomson	Reuters	Other	Reuters
	(In millions of US dollars)

Liabilities and shareholders’ equity
Liabilities
Short-term indebtedness	183	155	4,939	5,277
Accounts payable and accruals	1,532	1,579	87	3,198
Deferred revenue	1,108	73	(7)	1,174
Current portion of long-term debt	412	365	—	777
Current liabilities of discontinued operations	4	—	—	4
Current liabilities	3,239	2,172	5,019	10,430
Long-term debt	4,264	864	—	5,128
Other non-current liabilities	783	260	52	1,095
Deferred income taxes	974	389	1,802	3,165
Total liabilities	9,260	3,685	6,873	19,818
Shareholders’ equity
Capital	2,932	1,070	7,360	11,362
Retained earnings	10,355	3,368	(3,368)	10,355
Accumulated other comprehensive income	284	(3,312)	3,312	284
Total shareholders’ equity	13,571	1,126	7,304	22,001
Total liabilities and shareholders’ equity	22,831	4,811	14,177	41,819

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth The Thomson Corporation’s capitalization and indebtedness at March 31, 2008 on an actual basis and on a pro forma as adjusted basis to reflect the following events, as if all of them occurred on March 31, 2008:

•	the assumption of Reuters existing $601 million of short-term indebtedness and $402 million of long-term debt as of March 31, 2008;

•	the inclusion of the value of Thomson Reuters PLC ordinary shares issued on April 17, 2008 to former Reuters shareholders as part of the equity portion of the consideration for the acquisition;

•	the assumption on April 17, 2008 of certain equity-based compensation awards granted by Reuters prior to the closing of the acquisition;

•	borrowings under our bridge credit facility to finance part of the cash portion of the consideration for the Reuters acquisition:

•	the application of $1.133 billion of such borrowings to repay $532 million of short-term indebtedness of The Thomson Corporation related to the acquisition and $601 million of short-term indebtedness of Reuters;

•	the intended application of $402 million of such borrowings to repay a floating note issued by a Reuters subsidiary that is currently scheduled to mature in November 2008, plus accrued and unpaid interest on such note; and

•	the issuance of the notes offered hereby and the application of the net proceeds from this offering.

The table below is based on The Thomson Corporation’s unaudited consolidated balance sheet as at March 31, 2008. Information related to Reuters as at March 31, 2008 is derived from its records. This table should be read in conjunction with the financial statements and other information included in the documents incorporated by reference in this prospectus supplement.

	As at March 31, 2008
	The Thomson			Pro Forma
	Corporation Actual	Adjustments		As Adjusted
	(In millions of US dollars)
	(Unaudited)

Short-term indebtedness	$532		$(532)	$—
Current portion of long-term debt	11		—	11
Long-term debt (less current portion)	5,899
Notes offered hereby	—

Total debt(1)	6,442

Shareholders’ equity:
The Thomson Corporation — Series II preference shares, no par value (authorized, issued and outstanding — 6,000,000)	110		—	110
The Thomson Corporation — common shares, no par value (640,339,558 issued and outstanding; authorized — unlimited)	2,675		—	2,675
Thomson Reuters PLC — ordinary shares (194,107,278 issued and outstanding) issued in connection with the Reuters acquisition	—		8,226	8,226
Additional paid-in capital	183		173	356
Contributed surplus from redemption of The Thomson Corporation’s Series V preference shares	30		—	30
Cumulative translation adjustment	368		—	368
Retained earnings	10,374		—	10,374

Total shareholders’ equity	13,740		8,399	22,139

Total capitalization	$20,182	$		$

(1)	Total debt excludes the effect of related debt swaps, which are included within “Prepaid expenses and other current assets,” “Other non-current assets,” “Accounts payable and accruals” and “Other non-current liabilities” in The Thomson Corporation’s consolidated balance sheet as at March 31, 2008. If this effect had been included, total debt and total capitalization on an actual and on a pro forma as adjusted basis as at March 31, 2008 would have been reduced by $ million.

INTEREST COVERAGE

The following table sets forth interest coverage ratios for The Thomson Corporation for the 12 month periods ended December 31, 2007 and March 31, 2008 on a pro forma as adjusted basis to reflect the following events:

•	the issuance by The Thomson Corporation in October 2007 of $800 million aggregate principal amount of 5.70% notes due 2014 and the application of the net proceeds from that offering, as if such offering occurred at the beginning of each period;

•	borrowings under our bridge credit facility to finance part of the cash portion of the consideration for the Reuters acquisition and the application of certain of such borrowings as discussed in the “Capitalization and Indebtedness” section of this prospectus supplement, as if such borrowings and applications of such borrowings had occurred as of January 1, 2007; and

•	the issuance of the notes offered hereby and the application of the net proceeds from this offering, as if such offering occurred at the beginning of each period.

The pro forma interest coverage ratios also include the effect of the Reuters acquisition as if it closed on January 1, 2007 and certain pro forma adjustments to reflect interest expense on Reuters short-term indebtedness and long-term debt, as discussed in the “Capitalization and Indebtedness” section of this prospectus supplement.

Interest coverage is equal to net earnings before deducting interest expense (which include the effect of related debt swaps) and before income taxes, divided by interest expense.

	12 Months Ended
	December 31,	March 31,
	2007	2008

Interest coverage(1)
Interest coverage excluding the results of discontinued operations(1)
Pro forma interest coverage after giving effect to the acquisition of Reuters(2)		N/A	(3)
Pro forma interest coverage after giving effect to the acquisition of Reuters excluding the results of discontinued operations(2)		N/A	(3)

(1)	These ratios are based on The Thomson Corporation’s consolidated financial statements. Other than the inclusion of interest expense on the $3.4 billion of acquisition-related borrowings, the ratios do not reflect any pro forma adjustments related to the Reuters acquisition.

(2)	These ratios are based on the pro forma consolidated financial statements of Thomson Reuters Corporation in Thomson Reuters PLC’s annual report on Form 20-F, which is incorporated by reference in this prospectus supplement. The ratios reflect pro forma adjustments related to interest expense on acquisition-related borrowings as well as Reuters short-term indebtedness and the Reuters long-term debt that matures in November 2008, as discussed in the “Capitalization and Indebtedness” section of this prospectus supplement.

(3)	Under applicable UK reporting requirements, Reuters was not required to prepare consolidated financial statements for the three months ended March 31, 2008. Accordingly, we have not calculated the comparable amounts for the 12 months ended March 31, 2008.

DESCRIPTION OF THE NOTES

The following description of both series of the notes offered hereby supplements the description of the general terms of the provisions of the Debt Securities in the accompanying amended and restated short form base shelf prospectus under the section entitled “Description of Debt Securities” and should be read in conjunction with that description. The description of the notes herein shall prevail to the extent of any inconsistency.

The notes will be issued under an indenture dated as of November 20, 2001 between Thomson Reuters Corporation, Computershare Trust Company of Canada, as the Trustee, and Deutsche Bank Trust Company Americas, which we refer to as the Master Indenture, as supplemented by an eighth supplemental indenture dated September 20, 2005, an eleventh supplemental indenture dated May 29, 2008 and a twelfth supplemental indenture to be dated the date of issuance of the notes, together referred to as the Trust Indenture. The Trust Indenture is subject to the provisions of the Business Corporations Act (Ontario). The Trust Indenture is also subject to the provisions of the Trust Indenture Act of 1939, as amended, although it is exempt from the operation of certain provisions of the Trust Indenture Act pursuant to Rule 4d-9 thereunder.

This summary information does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the Trust Indenture, including the definition of certain terms in the Trust Indenture. It is the Trust Indenture, and not this summary, that governs the rights of Holders of notes. Capitalized terms that are used in this section and not defined have the meaning assigned to them in the Trust Indenture. We have defined selected terms at the end of this section.

General

The aggregate principal amount of the notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and interest on, the notes will be paid in lawful money of the United States. Certain Canadian and United States federal income tax considerations applicable to the notes are described below under “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations.”

Interest and Maturity

The notes will have the following terms:

Principal Amount	Interest Rate	Maturity Date

$	%	, 20
$	%	, 20

The notes will be repayable at 100% of the principal amount at maturity. The notes will bear interest from          , 2008, payable in semi-annual installments on           and           in each year. Interest on the notes will be paid to persons in whose names the notes are registered at the close of business on the preceding           or          , respectively. The first interest payment will be due on          , 2008.

Guarantee

Thomson Reuters Corporation’s obligations under the notes and under the Trust Indenture as it relates to the notes will be fully and unconditionally guaranteed by Thomson Reuters PLC on an unsecured and unsubordinated basis. The Thomson Reuters PLC guarantee is described in the accompanying amended and restated short form base shelf prospectus under the section entitled “Description of Thomson Reuters PLC Guarantee”.

Ranking and Other Indebtedness

The notes will be direct, unsecured obligations of, and will rank equally and ratably with all other unsecured and unsubordinated obligations of, Thomson Reuters Corporation. The notes will rank among themselves equally and ratably without preference or priority.

Further Issuances

Thomson Reuters Corporation may from time to time, with respect to either or both series of notes, without notice to or the consent of the Holders, create and issue further notes ranking pari passu with the notes in all respects and so that such further notes may be consolidated and form a single series with the relevant series of notes and have the same terms as to status, redemption or otherwise as such series of notes offered by this prospectus supplement.

Optional Redemption

The          -year notes will be redeemable in whole or in part at any time, at our option, at a Redemption Price equal to the greater of:

•	100% of the principal amount of such notes, and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Treasury Rate plus basis points for the -year notes, in each case together with accrued interest thereon to the Redemption Date.

The           -year notes will be redeemable in whole or in part at any time, at our option, at a Redemption Price equal to the greater of:

•	100% of the principal amount of such notes, and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Treasury Rate plus basis points for the -year notes, in each case together with accrued interest thereon to the Redemption Date.

Interest will be calculated on the basis of a 360-day year consisting of 12 30-day months.

Holders of notes to be redeemed will receive notice thereof by first-class mail at least 30 days and not more than 60 days prior to the date fixed for redemption.

Unless we default in the payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the notes or the portions thereof called for redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Trustee after consultation with us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

“Reference Treasury Dealers” means Barclays Capital Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated or their respective affiliates which are primary U.S. government securities dealers, and their respective successors and two other primary U.S. government securities dealers selected by us; provided, however, that if any of the foregoing or its affiliates shall cease to be a primary U.S. government securities dealer in the United States, or Primary Treasury Dealer, another Primary Treasury Dealer will be substituted therefor by us.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Redemption for Changes in Canadian Withholding Taxes

The notes will be redeemable, at our option, in whole and not in part at any time, on not less than 30 days and not more than 60 days prior written notice, at 100% of the aggregate principal amount, together with accrued interest thereon to the Redemption Date, in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts (as defined below) as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this prospectus supplement.

Any Person who assumes Thomson Reuters Corporation’s obligations under the notes and under the Trust Indenture pursuant to the provisions described under “Description of Debt Securities — Merger, Consolidation or Amalgamation” in the accompanying amended and restated short form base shelf prospectus will have a similar right to redeem the notes in the event of any such change in the jurisdiction in which such Person is organized or existing occurring after such Person assumes Thomson Reuters Corporation’s obligations.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to repurchase all, or, at the Holder’s option, any part (equal to $1,000 or an integral multiple thereof), of each Holder’s notes pursuant to the offer described below, referred to as the Change of Control Offer, on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the relevant series of notes repurchased plus accrued and unpaid interest, if any, on such notes repurchased, to the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to Holders of notes, with a copy to the Trustee for the notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, referred to as the Change of Control Payment Date, pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control (as defined below) provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The Paying Agent will be required to promptly mail to each Holder who properly tendered notes, the purchase price for such notes and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the repurchase provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Thomson Reuters, taken as a whole, to any person or group, other than to an entity within Thomson Reuters; (2) the first day on which a majority of the members of the Thomson Reuters board are not Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person or group of related persons, other than the Woodbridge Group (as defined below), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or Securities Act (Ontario)), directly or indirectly, of more than 50% of the Thomson Reuters voting stock (which, for greater certainty, excludes the special voting shares and Reuters founders shares), measured by voting power rather than number of shares; or (4) the consummation of a so-called “going private/Rule 13e-3 transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which the Woodbridge Group beneficially owns, directly or indirectly, more than 50% of the Thomson Reuters voting stock (which, for greater certainty, excludes the special voting shares and Reuters founders shares), measured by voting power rather than number of shares. For the purposes of this definition, “person” and “group” have the meanings used in Sections 13(d) and 14(d) of the Exchange Act and include persons acting jointly or in concert as such terms are used in the Securities Act (Ontario).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Thomson Reuters board who (1) was a member of the Thomson Reuters board on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to the Thomson Reuters board with the approval of a majority of the Continuing Directors who were members of the Thomson Reuters board at the time of such nomination, election or appointment (either by a specific vote or by approval of our management information circular in which such member was named as a nominee for election as a director).

“DBRS” means DBRS Limited.

“Fitch” means Fitch Ratings Ltd.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB (low) (or the equivalent) by DBRS or BBB− (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Moody’s, S&P, DBRS and Fitch; and (b) if any of the Rating Agencies ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of the Thomson Reuters board) as a replacement for Moody’s, S&P, DBRS or Fitch, or some or all of them, as the case may be.

“Rating Event” means the rating on the notes is lowered by (a) at least three out of four Rating Agencies, if there are four Rating Agencies or (b) all of the Rating Agencies, if there are less than four Rating Agencies and the notes are rated below an Investment Grade Rating by such number of Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by such number of Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services.

“Woodbridge Group” means at any particular time such of (a) Woodbridge, (b) the affiliates of Woodbridge, and (c) the respective successors and assigns of Woodbridge or any such affiliate, as, at such time, are controlled directly or indirectly by one or more corporations all of the shares of which are held by one or more individuals who are members of the family of the late first Lord Thomson of Fleet or trusts for their benefit.

The failure by us to comply with the obligations described under “— Repurchase Upon Change of Control Triggering Event” will constitute an Event of Default with respect to the notes.

We may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements which we are subject to at the time.

The Change of Control Triggering Event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Thomson Reuters and, thus, the removal of incumbent management. Restrictions on our ability to incur liens are contained in the covenants as described in the accompanying amended and restated short form base shelf prospectus under “Description of the Debt Securities — Negative Pledge”.

Other Events of Default for the Notes

In addition to the Events of Default provided for in respect of any series of Outstanding Debt Securities under the Master Indenture, subject to certain exceptions that are described in the Trust Indenture, the failure by Thomson Reuters Corporation or any Material Subsidiary (which, for purposes of the Trust Indenture, is deemed to include Thomson Reuters PLC) to pay, when due, the principal of any Debt of Thomson Reuters Corporation or any Material Subsidiary (other than any Debt which is owed to Thomson Reuters Corporation or a Subsidiary) or to pay amounts due under any guarantee of any Debt if the aggregate principal amount of such obligations and guaranteed obligations exceeds 3% of Consolidated Shareholders’ Equity and, in any such case, the time for payment has not been effectively extended, excluding any of the above events in respect of certain Debt where the creditor can only have recourse to an action in damages and/or to specified assets or revenues, will constitute an Event of Default with respect to the notes.

The failure of the Thomson Reuters PLC guarantee to be a legal, valid and binding obligation of Thomson Reuters PLC with respect to the notes (other than pursuant to any combination of Thomson Reuters Corporation and Thomson Reuters PLC into a single non dual listed group as a consequence of which the DLC structure is terminated) will also constitute an Event of Default with respect to the notes.

Transfer to Subsidiary

We have the right at any time, without notice to or consent of the Holders, to have Thomson Reuters PLC or one of the direct or indirect wholly-owned subsidiaries of Thomson Reuters Corporation or Thomson Reuters PLC that is incorporated under the laws of Canada or any province thereof, any U.S. state, the United Kingdom or any other country that is a member of the European Union become a co-obligor under a particular series of notes.

If we were to exercise this right, the co-obligor would become liable for such notes on a joint and several basis with Thomson Reuters Corporation, and Thomson Reuters Corporation would not be released from its obligations under the Trust Indenture or the notes. The co-obligor’s obligations under the particular notes would rank equally with all of Thomson Reuters Corporation’s other unsecured and unsubordinated obligations.

Any payments made by the co-obligor under the notes would be made without withholding or deduction unless required by law, and the co-obligor would pay any additional amounts as would result in Holders receiving, after such withholding or deduction, the amount to which they would otherwise have been entitled absent such withholding or deduction. For a discussion of certain tax consequences of an exercise of this right, please see the section of this prospectus supplement entitled “Certain United States Federal Income Tax Considerations”.

We have no current intention to exercise this right.

The Trustee and Paying Agent

The initial Trustee and the Paying Agent under the Trust Indenture for the notes will be Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005.

Book-Entry System, Clearance and Settlement

Each series of notes will be issued in the form of one or more global certificates representing the notes, which we refer to as the Global Notes. The Global Notes will be delivered on the date of closing to, and registered in the name of, The Depository Trust Company, as depository or its nominee, which we refer to as DTC. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, which include Euroclear and Clearstream. Owners of beneficial interests in the Global Notes will not be entitled to receive the notes in definitive form (except in the very limited circumstances described in this section below) and will not be considered Holders of notes under the Trust Indenture.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with the DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority. Access to the DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the DTC and its participants are on file with the SEC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Individual certificates in respect of the notes will not be issued in exchange for Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, Holders will be able to receive payments, including principal and interest, on the notes and effect transfer of the notes at the offices of our paying and transfer agent. Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

According to DTC the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

The information in this section concerning DTC and its system has been obtained from sources that we believe to be reliable, but is subject to any changes to the arrangements between us and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

Additional Amounts

All payments made by Thomson Reuters Corporation under or with respect to the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, collectively referred to as Taxes, unless Thomson Reuters Corporation is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Thomson Reuters Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes and the notes are not redeemed in accordance with the provisions described under “— Redemption for Changes in Canadian Withholding Taxes,” it will pay such additional amounts, or Additional Amounts, as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder:

•	with which Thomson Reuters Corporation does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

•	which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding or ownership of the notes or the receipt of payments thereunder; or

•	which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes.

Thomson Reuters Corporation will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Thomson Reuters Corporation will furnish to Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Thomson Reuters Corporation. Thomson Reuters Corporation will indemnify and hold harmless each Holder and upon written request reimburse each such Holder for the amount of:

•	any Taxes so levied or imposed which have not been withheld or deducted and remitted by Thomson Reuters Corporation and which have been paid by such Holder as a result of payments made under or with respect to the notes;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto or from the failure to make such payment; and

•	any Taxes imposed with respect to any reimbursement under the two bullets immediately above, but excluding any such Taxes on such Holder’s net income.

At least 10 days prior to each date on which any payment under or with respect to the notes is due and payable, if Thomson Reuters Corporation will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Trust Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

All payments made by any Person who assumes Thomson Reuters Corporation’s obligations under the notes and under the Trust Indenture pursuant to the provisions described under “Description of Debt Securities — Merger, Consolidation or Amalgamation” in the accompanying amended and restated short form base shelf prospectus will be made without withholding or deduction or such Person will pay any additional amounts as will result in Holders receiving, after such withholding or deduction, the amount to which they would otherwise have been entitled absent such withholding or deduction, in each case substantially on the terms described under “— Additional Amounts” with such modifications as are necessary to reflect the jurisdiction in which such Person is organized or existing.

Prescription

Any money that we deposit with the Trustee or any Paying Agent or held by us in trust for the payment of principal of (or premium, if any) or any interest on any note that remains unclaimed for two years after the date upon which the principal, premium, if any, or interest are due and payable, will be repaid to us upon our request subject to the mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the Holder will be able to seek any payment to which that Holder may be entitled to collect only from us.

Thomson Reuters Corporation’s obligation to pay the principal of (or premium, if any) and interest on the notes will cease if the notes are not presented for payment within a period of 10 years and a claim for interest is not made within five years from the date on which such principal, premium, if any, or interest, as the case may be, becomes due and payable.

Entire Agreement

The Trust Indenture and the notes constitute the entire agreement between us, the Trustee and Holders pertaining to the notes. No implied covenant, agreement, representation or warranty will be read into the Trust Indenture against us, including any covenant, agreement, representation or warranty pertaining to the protection of the reasonable expectations of Holders. For purposes of any rights or remedies under the OBCA that Holders or the Trustee may assert or employ, any of our acts or omissions that does not constitute a default in the performance, or breach, of our covenants and agreements in the Trust Indenture will be deemed conclusively to be fair and reasonable insofar as the interests of Holders are concerned and in accordance with the reasonable expectations of Holders pertaining to the notes. For greater certainty, representations, warranties and statements made by us or on our behalf (whether orally or in writing and whether in connection with the issue of the notes or thereafter) will not give rise to, or form the basis of, any reasonable expectations of Holders pertaining to the notes for purposes of any rights or remedies under the OBCA that Holders or the Trustee may assert or employ. Neither the Trust Indenture nor the notes may be supplemented, amended or modified, directly or indirectly, except by one or more supplemental indentures entered into pursuant to the applicable provisions of the Trust Indenture.

In certain circumstances, including in connection with a determination by a court as to the fairness and reasonableness of a transaction to, or its effect on, our security holders, Holders may wish to assert that we have obligations to them which extend beyond our covenants and agreements in the Trust Indenture, or that an act or omission on our part which does not constitute a default in the performance, or breach, of our covenants and agreements in the Trust Indenture is nevertheless inconsistent with their reasonable expectations or otherwise unfair or unreasonable insofar as Holders’ interests are concerned. The above provisions may preclude Holders from making such assertions.

Notices

Notices to Holders will be sent by mail to the registered Holders.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal United States federal income tax consequences of the acquisition, ownership and disposition of a note by a U.S. Holder (as defined below) who purchases a note at its issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, or the Code. A U.S. Holder is, for United States federal income tax purposes, an individual citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any State thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, and any trust if (i) a United States court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust or if the trust has validly made an election to be treated as a U.S. person under the applicable Treasury regulation. If a partnership holds a note, the United States federal income tax consequences will depend on the status of the partners and the activities of the partnership. A partner of a partnership that holds a note should consult its tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of a note.

This summary only applies to U.S. Holders that hold a note as a “capital asset” for investment under Section 1221 of the Code. This summary is based on the Code, Treasury regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and differing interpretations. This summary is intended for general information only, and does not discuss all of the tax consequences that may be relevant to the particular circumstances of a U.S. Holder or to U.S. Holders subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, or persons that hold notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction. Prospective purchasers of the notes should consult their own tax advisors concerning the application of United States federal income tax law, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations. See “Certain Canadian Federal Income Tax Considerations.”

Thomson Reuters Corporation expects that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, for United States federal income tax purposes, interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time received or accrued, in accordance with such holder’s method of accounting for United States federal income tax purposes. Interest paid by Thomson Reuters Corporation on the notes will generally constitute income from sources outside the United States and generally will be “passive category income” or “general category income” for purposes of computing the foreign tax credit allowable to a U.S. Holder.

Upon the sale or redemption of a note, a U.S. Holder will recognize gain or loss, if any, for United States federal income tax purposes, equal to the difference between the amount realized on such sale or redemption (other than amounts received that are attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in gross income of the U.S. Holder) and such U.S. Holder’s adjusted tax basis in the note. Assuming the note was held by a U.S. Holder as a capital asset, such gain or loss generally will constitute capital gain or loss, and will be long-term capital gain or loss if the note was held by such U.S. Holder for more than one year. Non-corporate U.S. Holders (including individuals) can qualify for preferential rates of United States federal income taxation in respect of long-term capital gains. The deduction of capital losses is subject to limitation under the Code. Gain or loss by a U.S. Holder on the sale, exchange, or redemption of a note will generally be United States source gain or loss for United States federal income tax purposes.

In general, information reporting requirements will apply to interest and to the proceeds received on the disposition of the notes paid within the United States (and in certain cases, outside the United States) to

U.S. Holders. A 28% backup withholding tax may apply to such amounts if a U.S. Holder (i) fails to establish properly that it is entitled to an exemption, (ii) fails to furnish or certify his or her correct taxpayer identification number to the payer in the manner required, (iii) is notified by the Internal Revenue Service, or IRS, that he or she has failed to report payments of interest or dividends properly, or (iv) under certain circumstances, fails to certify that he or she is not subject to backup withholding for failure to report interest or dividend payments. The amount of any backup withholding will be allowed as a credit against the U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

We have the right to add Thomson Reuters PLC or one of the subsidiaries of Thomson Reuters Corporation or Thomson Reuters PLC as a co-obligor of the notes. See “Description of the Notes — Transfer to Subsidiary” of this prospectus supplement for more information. If we exercise the right to cause Thomson Reuters PLC or one of the subsidiaries of Thomson Reuters Corporation or Thomson Reuters PLC to become a co-obligor of the notes, the modification should not cause a deemed exchange of the notes for United States federal income tax purposes and U.S. Holders should have the same tax basis and holding period with respect to the notes as before the addition, as long as the addition does not result in a change in payment expectations.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Under the existing laws of Canada and the current administrative practice of the Canada Revenue Agency the payment by Thomson Reuters Corporation of interest, principal or premium on the notes to a holder who is a non-resident of Canada and with whom Thomson Reuters Corporation deals at arm’s length within the meaning of the Income Tax Act (Canada), or the Act, at the time of making the payment will be exempt from Canadian withholding tax. For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm’s length and it is a question of fact whether persons not related to each other deal at arm’s length.

No other tax on income (including taxable capital gains) will be payable under the Act in respect of the holding, redemption or disposition of the notes or the receipt of interest or premium thereon by holders who are neither residents nor deemed to be residents of Canada for the purposes of the Act and who do not use or hold and are not deemed to use or hold the notes in carrying on business in Canada for the purposes of the Act. The foregoing may not be applicable to a holder that is a non-resident insurer that carries on an insurance business in Canada and elsewhere.

This summary is of a general nature only and does not take into account tax legislation or considerations of any jurisdiction other than Canada. Purchasers of the notes should consult their own tax advisors with respect to their particular circumstances.

UNDERWRITING

We intend to offer the notes through the Underwriters. Subject to the terms and conditions contained in an underwriting agreement and the related terms agreement dated          , 2008, collectively referred to as the Underwriting Agreement, among Thomson Reuters Corporation, Thomson Reuters PLC and the Underwriters, we have agreed to sell to the Underwriters and the Underwriters have severally agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Barclays Capital Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated are acting as representatives of the Underwriters named below for the offering of the          -year notes.

Principal
Amount of -
Underwriter	Year Notes

Barclays Capital Inc.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Total	$

Barclays Capital Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated are acting as representatives of the Underwriters named below for the offering of the          -year notes.

Principal
Amount of -
Underwriter	Year Notes

Barclays Capital Inc.
Greenwich Capital Markets, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Total	$

In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes of a particular series offered hereby if any of the notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated. The obligations of the Underwriters under the Underwriting Agreement may also be terminated upon the occurrence of certain stated events.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Barclays Capital Inc.’s address is 200 Park Avenue, New York, New York 10166, United States; Greenwich Capital Markets, Inc.’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, United States; J.P. Morgan Securities Inc.’s address is 270 Park Avenue, New York, New York 10017, United States; and Morgan Stanley & Co. Incorporated’s address is 1585 Broadway, New York, New York 10036, United States.

Commissions, Discounts and Expenses

The representatives have advised us that the Underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover of this prospectus supplement and to certain dealers at such public offering prices less a concession not in excess of     % per           -year note and     % per          -year note. The Underwriters may allow, and the dealer may reallow, a concession not in excess of     % per          - year note and     % per          - year note. After the initial public offering, the public offering prices and concessions of each series may be changed by the Underwriters.

The expenses of the offering, not including the underwriting commission, are estimated to be $      and are payable by us. We paid SEC registration fees of $92,100 in connection with the registration statement related to the Debt Securities reflected in the accompanying amended and restated short form base shelf prospectus. Additional estimated expenses incurred by us in connection with the registration statement related to the Debt Securities reflected in the accompanying amended and restated short form base shelf prospectus are $      of legal fees and expenses and $      accounting fees and expenses. No printing and mailing expenses, Trustee fees or stock exchange listing fees or expenses were incurred in connection with the registration of the Debt Securities.

Price Stabilization and Short Positions

In connection with the offering, the Underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the Underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the Underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the Underwriters makes any representation that the Underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

Each of the Underwriters has represented and agreed that it has not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying amended and restated short form base shelf prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on us, except as set forth in the Underwriting Agreement.

The notes will not be qualified for sale under the securities laws of Canada or any province or territory of Canada and may not be offered or sold, directly or indirectly, in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada. Each Underwriter has represented and agreed that it will not offer, sell or deliver the notes, directly or indirectly, in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada, and that any selling agreement or similar arrangement with respect to the notes will require any dealer or other party thereto to make a representation to the same effect.

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the EU prospectus directive, as defined below, each referred to as a “relevant member state”, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, or “relevant implementation date”, the notes which are the subject of the offering contemplated by this prospectus supplement have not been and will not be offered to the public in that relevant member state prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the prospectus directive, except that, with effect from and including the relevant implementation date, an offer of notes may be made to the public in that relevant member state:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 Euros and (3) an annual net turnover of more than 50,000,000 Euros, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons, other than qualified investors as defined in the prospectus directive and subject to obtaining the prior consent of the representatives of the Underwriters; or

•	in any other circumstances falling within Article 3(2) of the prospectus directive,

provided that no such offer of notes shall require the publication of a prospectus pursuant to Article 3 of the prospectus directive or supplement a prospectus pursuant to Article 16 of the prospectus directive.

For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the prospectus directive in that Member State and the expression prospectus directive means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies, corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above) should not rely or act upon this communication.

Liquidity

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The Underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Other Relationships

Certain of the Underwriters and/or their affiliates have performed certain investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with, or perform services for, us in the ordinary course of business and receive fees in connection therewith.

As described in the “Use of Proceeds” section of this prospectus supplement, the net proceeds of the offering will be used to pay down borrowings under our bridge credit facility. Because more than 10% of the proceeds of the offering, excluding underwriting commission, may be received by affiliates of the underwriters in the offering, the offering is being conducted in compliance with National Association of Securities Dealers Conduct Rule 2710(h). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated Baa or better by Moody’s or BBB or better by S&P.

CREDIT RATINGS

Our long-term unsecured debt securities are rated Baa1 (stable) by Moody’s, A- (negative) by S&P, A (low) (stable) by DBRS and A- (stable) by Fitch.

Credit ratings are intended to provide investors with an independent measure of the credit quality of an issue of securities and are indicators of the likelihood of payment and of the capacity and willingness of a company to meet its financial commitment on an obligation in accordance with the terms of the obligation. A description of the rating categories of each of the rating agencies is set out below.

Moody’s long-term credit ratings are on a rating scale that ranges from Aaa to C, which represents the range from highest to lowest quality of such securities rated. Moody’s “Baa” rating assigned to our long-term debt instruments is the fourth highest rating of nine rating categories. Obligations rated “Baa” are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics. Moody’s appends numerical modifiers from 1 to 3 to its long-term debt ratings, which indicates where the obligation ranks in its ranking category, with 1 being the highest. Outlooks represent Moody’s assessment regarding the likely direction of the rating over the medium-term.

S&P’s long-term credit ratings are on a rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. S&P’s “A” rating assigned to our long-term debt instruments is the third highest rating of 10 major rating categories. An “A” rating indicates that the obligor’s capacity to meet its financial commitment is strong, but that the obligation is somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. S&P uses “+” or “-” designations to indicate the relative standing of securities within a particular rating category. Outlooks represent S&P’s assessment regarding the potential direction of the rating over the immediate to long-term.

DBRS’ credit ratings are on a long-term debt rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. DBRS’s “A” rating assigned to our long-term debt is the third highest of the 10 rating categories for long-term debt. Debt securities rated “A” are of satisfactory credit quality and protection of interest and principal is considered substantial. A reference to “high” or “low” reflects the relative strength within the rating category. Outlooks represent DBRS’s opinion regarding the outlook for the ratings.

Fitch’s long-term credit ratings are on a rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. Fitch’s “A” rating assigned to our long-term debt is the third highest rating of the 11 major rating categories. An “A” rating indicates a low expectation of credit risk and a strong capacity for the timely payment of financial commitments. Fitch uses “+” or “-” designations to indicate its relative status within major rating categories. Outlooks represents Fitch’s assessment regarding the direction a rating is likely to move over a one to two-year period.

The credit ratings by Moody’s, S&P, DBRS and Fitch are not recommendations to purchase, hold or sell the notes and do not address the market price or suitability of a specific security for a particular investor. Credit ratings may not reflect the potential impact of all risks on the value of securities. In addition, real or anticipated changes in the rating assigned to a security will generally affect the market value of that security. We cannot assure you that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency in the future.

LEGAL MATTERS

Legal matters relating to the notes being offered hereby will be passed upon on our behalf by Torys LLP, New York, New York and Toronto, Ontario with respect to matters of United States and Canadian law and by Allen & Overy LLP, London, England with respect to matters of English law, and on behalf of the underwriters by Shearman & Sterling LLP, New York, New York, with respect to matters of United States law. As at          , 2008, the partners and associates of each of Torys LLP and Allen & Overy LLP owned beneficially as a group, directly or indirectly, less than 1% of our outstanding shares. Shearman & Sterling LLP have in the past provided, and may continue to provide, legal services to us.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 646-223-4000), and are also available electronically at www.sedar.com and www.sec.gov.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS
(amending and restating the short form base shelf prospectus dated November 16, 2007)

New Issue	May 29, 2008

US$3,000,000,000
Debt Securities
(unsecured)

Issued by Thomson Reuters Corporation
and fully and unconditionally guaranteed by Thomson Reuters PLC

Thomson Reuters Corporation may from time to time offer and issue one or more series of unsecured debt securities which will be fully and unconditionally guaranteed by Thomson Reuters PLC, together referred to as Debt Securities, in an aggregate principal amount of up to US$3,000,000,000 (or the equivalent in other currencies) or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of US$3,000,000,000 (or the equivalent in other currencies), during the 25 month period that this short form base shelf prospectus, including any further amendments hereto, remains valid.

We will provide the specific terms of the Debt Securities in respect of which this prospectus is being delivered in applicable prospectus supplements and may include, where applicable, the specific designation, aggregate principal amount, currency, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at our option or the option of the holder and any other specific terms. You should read this prospectus and any applicable prospectus supplements carefully before you invest. Debt Securities may consist of debentures, notes or other types of debt and may be issuable in series. Investing in the Debt Securities is subject to certain risks. See “Risk Factors” beginning on page 7 of this prospectus.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the Debt Securities to which the prospectus supplement pertains.

Our principal executive office is located at 3 Times Square, New York, New York 10036, United States. The registered office of Thomson Reuters Corporation is located at Suite 2706, Toronto Dominion Bank Tower, P.O. Box 24, Toronto-Dominion Centre, Toronto, Ontario M5K 1A1, Canada. The registered office of Thomson Reuters PLC is located at The Thomson Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY AND ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Thomson Reuters Corporation currently prepares its financial statements in accordance with Canadian generally accepted accounting principles, and its financial statements are subject to Canadian generally accepted auditing standards and the standards of the U.S. Public Company Accounting Oversight Board, as well as Canadian and U.S. securities regulatory auditor independence standards. Thomson Reuters Corporation consolidated financial statements may not be comparable to financial statements of U.S. companies.

Owning the Debt Securities may have tax consequences in both the United States and Canada. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your own particular circumstances and read the tax discussion in this prospectus and any applicable prospectus supplement.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely because Thomson Reuters Corporation is incorporated under the laws of the Province of Ontario, Canada and Thomson Reuters PLC is incorporated in England, some of our officers and directors and some of the experts named in this prospectus are residents of Canada or the United Kingdom, and some of our assets and some of the assets of those officers, directors and experts may be located outside of the United States.

Unless otherwise specified in an applicable prospectus supplement, the Debt Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which these Debt Securities may be sold and purchasers may not be able to resell Debt Securities purchased under this prospectus. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, and the extent of issuer regulation.

TABLE OF CONTENTS

About This Prospectus	2
Where You Can Find More Information	2
Documents Incorporated by Reference	3
Special Note Regarding Forward-Looking Statements	4
Risk Factors	7
Business	9
The Dual Listed Company Structure	10
Use of Proceeds	10
Capitalization and Indebtedness	11
Interest Coverage	12
Share Capital	13
Description of Debt Securities	13
Description of Thomson Reuters PLC Guarantee	23
Plan of Distribution	25
Certain Income Tax Considerations	26
Legal Matters	26
Experts	26
Documents Filed as Part of the Registration Statement	26
Expenses	27

ABOUT THIS PROSPECTUS

In this prospectus and any prospectus supplement, the words “we,” “us,” “our” and “Thomson Reuters” refer to Thomson Reuters Corporation, Thomson Reuters PLC and their respective consolidated subsidiaries which operate as a unified group under the DLC structure, unless the context requires otherwise. The term “DLC structure” refers to the dual listed company structure under which Thomson Reuters Corporation, Thomson Reuters PLC and their respective consolidated subsidiaries operate as a unified group and the term “Thomson Reuters board” refers to the board of directors of each of Thomson Reuters Corporation and Thomson Reuters PLC. All references in this prospectus and any prospectus supplement to “$” or “US$” are to U.S. dollars and “C$” are to Canadian dollars. All references in this prospectus and any prospectus supplement to “£” are to British pounds sterling.

This prospectus is part of the registration statement on Form F-9 and Form F-3 relating to the Debt Securities that we filed with, or furnished to, the U.S. Securities and Exchange Commission, or SEC. Under this “shelf” registration process, Thomson Reuters Corporation may, from time to time, sell any combination of Debt Securities in one or more offerings up to an aggregate principal amount of US$3,000,000,000. This prospectus provides you with a general description of the Debt Securities that we may offer. Each time we sell Debt Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Debt Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Debt Securities.

All historical information regarding Thomson Reuters Corporation included or incorporated by reference in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, which differs from U.S. generally accepted accounting principles, or U.S. GAAP. All historical information regarding Reuters Group PLC, or Reuters, included or incorporated by reference in this prospectus has been prepared in accordance with International Financial Reporting Standards, as adopted by the European Union and as issued by the International Accounting Standards Board, or IFRS. The primary financial statements for Thomson Reuters shareholders beginning with the six months and quarter ending June 30, 2008 will be the consolidated financial statements of Thomson Reuters Corporation. Those statements, which will account for Thomson Reuters PLC as a subsidiary, will be prepared in accordance with Canadian GAAP. We intend to present Thomson Reuters Corporation’s financial statements in accordance with IFRS as soon as permitted by regulatory authorities in Canada. Therefore, the financial statements of Thomson Reuters Corporation and Reuters incorporated by reference in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus, may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to the notes of the audited comparative consolidated financial statements of Thomson Reuters Corporation for a discussion of the principal differences between its financial results calculated under Canadian GAAP and U.S. GAAP (and the corresponding notes for subsequent years) and to the notes of the audited comparative consolidated financial statements of Reuters for a discussion of the principal differences between its financial statements calculated under IFRS and Canadian GAAP. Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with Canadian GAAP.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this prospectus from documents filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated by reference in this prospectus may be obtained upon written or oral request without charge from Thomson Reuters, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 646-223-4000).

You may also access our disclosure documents and any reports, statements or other information that we file with the securities regulatory authorities in each of the provinces of Canada through the Internet on the

Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov. In addition to our continuous disclosure obligations under the securities laws of the provinces of Canada, we are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file with and furnish to the SEC reports and other information.

You may read or obtain copies, at a fee, of any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. Our filings are also electronically available on EDGAR, as well as from commercial document retrieval services.

You are invited to read and copy any reports, statements or other information that we file with the securities regulatory authorities in each of the provinces of Canada at their respective public reference rooms. Reports and other information about us may also be available for inspection at the offices of the New York Stock Exchange, the U.K. Listing Authority and Nasdaq. Under the multijurisdictional disclosure system adopted by the United States and Canada, we are permitted to incorporate by reference in this prospectus certain information we file with or furnish to the SEC and the securities regulatory authorities in Canada, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus. Information incorporated by reference must be filed as exhibits to the registration statement on Form F-9 and Form F-3 that we have filed with, or furnished to, the SEC in connection with the Debt Securities.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

•	audited comparative consolidated financial statements of Thomson Reuters Corporation for the year ended December 31, 2007 and the accompanying auditors’ report thereon;

•	management’s discussion and analysis of Thomson Reuters Corporation for the year ended December 31, 2007;

•	annual report on Form 20-F of Thomson Reuters PLC dated April 17, 2008 for the year ended December 31, 2007;

•	management information circular of Thomson Reuters Corporation dated March 28, 2008 relating to its annual meeting of shareholders held on May 7, 2008;

•	management information circular of Thomson Reuters Corporation dated February 29, 2008 relating to its special meeting of shareholders held on March 26, 2008;

•	annual information form of Thomson Reuters Corporation dated March 10, 2008 for the year ended December 31, 2007;

•	unaudited comparative consolidated financial statements of Thomson Reuters Corporation for the three months ended March 31, 2008;

•	management’s discussion and analysis of Thomson Reuters Corporation for the three months ended March 31, 2008; and

•	business acquisition report of Thomson Reuters Corporation dated May 15, 2008 relating to its acquisition of Reuters.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type referred to above, all material change reports (excluding confidential material change reports, if any) and all updated interest coverage ratio information that we file with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the distribution of Debt Securities shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we file a new annual information form or annual report and the related audited comparative consolidated financial statements with, and where required, they are accepted by, the applicable securities regulatory authorities during the time that this prospectus is valid, the previous annual information form or annual report, the previous audited comparative consolidated financial statements and all unaudited comparative consolidated financial statements, material change reports, information circulars and business aquisition reports filed prior to the commencement of the financial year in which the new annual information form or annual report is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus.

A prospectus supplement containing the specific terms of any Debt Securities will be delivered, together with this prospectus, to purchasers of such Debt Securities and will be deemed to be incorporated into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement, but only for the purposes of the distribution of the Debt Securities to which such prospectus supplement pertains.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of Debt Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute forward-looking statements. When used in this prospectus or in the documents incorporated by reference herein, the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “may” and “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts but reflect expectations, estimates and projections based on certain assumptions and reflect our current expectations concerning future results and events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. These risks include, but are not limited to,

•	in relation to the Reuters acquisition and the DLC structure:

•	failure to achieve benefits from the Reuters acquisition to the extent, or within the time period, currently expected, which could eliminate, reduce or delay the achievement of cost savings;

•	failure to maximize the growth potential of, or deliver greater value for, Thomson Reuters beyond the level that either The Thomson Corporation or Reuters could have achieved on its own;

•	the relationship of the value of Thomson Reuters Corporation common shares and Thomson Reuters PLC ordinary shares to the economic performance of Thomson Reuters;

•	differences in the trading prices of Thomson Reuters Corporation common shares and Thomson Reuters PLC ordinary shares;

•	adverse effects of changes to legislation and regulations on the DLC structure;

•	risks and costs not associated with more common acquisition structures;

•	exposure of each of Thomson Reuters Corporation and Thomson Reuters PLC to the credit risk of the other;

•	changes in the tax residence of Thomson Reuters Corporation or Thomson Reuters PLC;

•	classification of Thomson Reuters PLC as a passive foreign investment company under U.S. federal income tax laws;

•	failure of U.S. shareholders to qualify for special reduced withholding rates on payments of future dividends from Thomson Reuters PLC;

•	ability of Reuters Founders Share Company Limited to affect Thomson Reuters governance and management;

•	prevention or discouragement of take-over bids because of provisions in the DLC structure;

•	different laws and regulations governing the rights and privileges of Thomson Reuters Corporation shareholders and Thomson Reuters PLC shareholders;

•	changes in the general economy;

•	actions of competitors;

•	changes to legislation and regulations;

•	increased accessibility to free or relatively inexpensive information sources;

•	failure to fully derive anticipated benefits from future or existing acquisitions, joint ventures, investments or dispositions;

•	failure to develop new products, services, applications and functionalities to meet customers’ needs, attract new customers or expand into new geographic markets;

•	failure of electronic delivery systems, network systems or the Internet;

•	detrimental reliance on third parties for information;

•	failure to meet the challenges involved in the expansion of international operations;

•	failure to realize the anticipated cost savings and operating efficiencies from the THOMSONplus initiative, the Reuters Core Plus program and other cost-saving initiatives, including those designed to make Thomson Reuters a more integrated group;

•	failure to protect the reputation of Thomson Reuters;

•	impairment of goodwill and identifiable intangible assets;

•	failure of significant investments in technology to increase revenues or decrease operating costs;

•	increased self-sufficiency of customers;

•	inadequate protection of intellectual property rights;

•	downgrading of credit ratings and adverse conditions in the credit markets;

•	threat of legal actions and claims;

•	changes in foreign currency exchange and interest rates;

•	failure to recruit and retain high quality management and key employees;

•	effect of factors outside the control of Thomson Reuters on funding obligations in respect of pension and post-retirement benefit arrangements; and

•	actions or potential actions that could be taken by our principal shareholder, The Woodbridge Company Limited.

These factors and other risk factors described herein, including under the section of this prospectus entitled “Risk Factors,” and in some of the documents incorporated by reference in this prospectus represent risks that our management believes are material. Other factors not presently known to us or that we presently believe are not material could also cause actual results to differ materially from those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that reflect our view only as of the date of this prospectus. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law, rule or regulation. Additional factors are discussed in our materials filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC from time to time, including the annual information form of Thomson Reuters Corporation for the year ended December 31, 2007, which is contained in an annual report on Form 40-F for the year ended December 31, 2007, the annual report on Form 20-F of Thomson Reuters PLC for the year ended December 31, 2007 and the other documents incorporated by reference herein.

RISK FACTORS

Investing in the Debt Securities is subject to certain risks. Before purchasing Debt Securities, you should consider carefully the risk factors set forth below and those under the heading “Risk Factors” in the annual information form of Thomson Reuters Corporation, which is contained in an annual report on Form 40-F for the year ended December 31, 2007, (and its annual information forms for subsequent years) and the annual report on Form 20-F of Thomson Reuters PLC for the year ended December 31, 2007 (and its annual reports for subsequent years), as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of the Debt Securities could be adversely affected.

Risks Relating to the Debt Securities

Fluctuations in exchange rates could give rise to foreign currency exposure.

Debt Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Debt Securities denominated in currencies other than the local currency. Debt Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit ratings assigned to Debt Securities may change.

We cannot assure you that any credit rating assigned to Debt Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Debt Securities.

There may not be a trading market for the Debt Securities.

There is currently no market through which the Debt Securities may be sold and you may not be able to resell the Debt Securities issued hereunder. We cannot assure you that a secondary market for trading in the Debt Securities will develop or that any secondary market which does develop will continue.

The Debt Securities will be subordinated to creditors of our subsidiaries.

We conduct our operations through a number of subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will effectively be subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

We have made only limited covenants in the trust indenture governing the Debt Securities and these limited covenants may not protect your investment.

The trust indenture governing the Debt Securities does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the Debt Securities in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the Debt Securities;

•	restrict our ability to transfer assets within Thomson Reuters;

•	restrict our ability to repurchase our shares;

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our shares or other securities ranking junior to the Debt Securities; or

•	necessarily afford holders of Debt Securities protection should we be involved in a transaction that significantly increases our leverage.

The trust indenture governing the Debt Securities contains only limited protections in the event of many types of transactions that we could engage in, including acquisitions, refinancings, recapitalizations or restructurings that could substantially affect our capital structure and the value of the Debt Securities. If any such transaction should occur, the value of your Debt Securities may decline.

Risks Relating to the Thomson Reuters PLC Guarantee

Thomson Reuters PLC’s guarantee is governed by the laws of England, and an action to enforce the guarantee must be brought in the courts of England and Wales.

Unlike the Debt Securities, which will be governed by, and construed in accordance with, the laws of the State of New York, Thomson Reuters PLC’s guarantee of the Debt Securities is provided under a separate deed of guarantee that is governed by the laws of England. An action to enforce the guarantee must be brought exclusively in the courts of England and Wales. Because of the exclusive jurisdiction of the English courts, an action to enforce the Thomson Reuters PLC guarantee may be separate from an action against Thomson Reuters Corporation to enforce the terms of the Debt Securities or the trust indenture, which grants non-exclusive jurisdiction to specified courts in the United States. Furthermore, the Thomson Reuters PLC deed of guarantee was executed in connection with the implementation of the DLC structure, which is a relatively uncommon way of acquiring a company and there is little or no English case law relating to dual listed company structures or the contractual arrangements or provisions in companies’ organizational documents related to them. Given all these factors, it may be more difficult and time consuming for holders of the Debt Securities to enforce the Thomson Reuters PLC guarantee than a guarantee governed by the laws of the State of New York in a more traditional financing.

Thomson Reuters PLC is incorporated in England. Although Thomson Reuters PLC has appointed Thomson Reuters Corporation as its agent for service of process in each of the provinces of Canada and Thomson Holdings Inc. as its agent for service of process in the United States, it may not be possible for investors to enforce judgments obtained in Canada or the United States against Thomson Reuters PLC without further enforcement proceedings, which may or may not be successful. In addition, because a substantial portion of Thomson Reuters PLC’s assets are located outside of the United Kingdom, any judgment related to the Thomson Reuters PLC guarantee in England may need to be enforced in other countries, such as the United States or Canada, which may require further court proceedings.

Thomson Reuters PLC’s guarantee may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against Thomson Reuters PLC, as guarantor of any Debt Securities.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantee of Thomson Reuters PLC if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if Thomson Reuters PLC did not receive fair consideration or reasonably equivalent value for the guarantee and that Thomson Reuters PLC:

•	was insolvent or rendered insolvent because of the guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

If a court were to void the Thomson Reuters PLC guarantee as a fraudulent conveyance or hold it unenforceable for any other reason, you would cease to have a claim against Thomson Reuters PLC based on its guarantee and would solely be a creditor of Thomson Reuters Corporation.

BUSINESS

We are the world’s leading source of intelligent information for businesses and professionals. We define intelligent information as information that organizes itself, suggests connections and fits professionals’ workflows. We combine industry expertise with innovative technology to deliver critical information to decision makers in the financial, legal, tax and accounting, scientific, healthcare and media markets, powered by the world’s most trusted news organization, Reuters. We believe that our intelligent information provides our customers with a competitive advantage by enabling them to make better decisions faster.

Thomson Reuters is organized in two divisions:

•	Markets, which consists of our financial businesses, a combination of those previously operated by Reuters and Thomson Financial; and

•	Professional, which consists of our Legal, Tax & Accounting, Scientific and Healthcare segments.

Our principal executive office is located at 3 Times Square, New York, New York 10036, with key staff also located in Stamford, Connecticut and London, United Kingdom.

THE DUAL LISTED COMPANY STRUCTURE

Under the DLC structure, Thomson Reuters has two parent companies, both of which are publicly listed — Thomson Reuters Corporation, an Ontario corporation, and Thomson Reuters PLC, an English public limited company. Thomson Reuters Corporation and Thomson Reuters PLC operate as a unified group pursuant to contractual arrangements as well as provisions in their organizational documents. Under the DLC structure, shareholders of Thomson Reuters Corporation and Thomson Reuters PLC both have a stake in Thomson Reuters, with cash dividend, capital distribution and voting rights that are comparable to the rights they would have if they were holding shares in one company carrying on Thomson Reuters business.

Key features of the DLC structure include the following:

•	Thomson Reuters Corporation and Thomson Reuters PLC are separate publicly listed companies;

•	the boards of directors of the two companies comprise the same individuals, as do the companies’ executive management;

•	shareholders of the two companies ordinarily vote together as a single decision-making body, including in the election of directors;

•	shareholders of the two companies receive equivalent cash dividends and capital distributions;

•	each company has guaranteed all contractual obligations of the other company, and those of other parties to the extent they are guaranteed by the other company, and will guarantee other obligations as agreed; and

•	a take-over bid or similar transaction is required to be made for shares of both companies on an equivalent basis.

Thomson Reuters Corporation was incorporated under the Business Corporations Act (Ontario) by articles of incorporation dated December 28, 1977. Thomson Reuters Corporation amended and restated its articles effective April 17, 2008. Its registered office is located at Suite 2706, Toronto Dominion Bank Tower, P.O. Box 24, Toronto-Dominion Centre, Toronto, Ontario M5K 1A1, Canada. Prior to April 17, 2008, Thomson Reuters Corporation was known as The Thomson Corporation.

Thomson Reuters PLC is a public company limited by shares incorporated on March 6, 2007 under the UK Companies Acts 1985. Its registered office is located at The Thomson Reuters Building, South Colonnade, Canary Wharf, London E14 5EP, United Kingdom.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the Debt Securities will be added to our general funds and we will use them for general corporate purposes including to repay existing indebtedness. We may invest funds that we do not immediately use in short-term marketable securities. We may from time to time offer Debt Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplements.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth The Thomson Corporation’s capitalization and indebtedness at March 31, 2008 on an actual basis and on a pro forma as adjusted basis to reflect the following events, as if all of them occurred on March 31, 2008:

•	the assumption of Reuters existing $601 million of short-term indebtedness and $402 million of long-term debt as of March 31, 2008;

•	the inclusion of the value of Thomson Reuters PLC ordinary shares issued on April 17, 2008 to former Reuters shareholders as part of the equity portion of the consideration for the acquisition;

•	the assumption on April 17, 2008 of certain equity-based compensation awards granted by Reuters prior to the closing of the acquisition; and

•	borrowings under our bridge credit facility to finance part of the cash portion of the consideration for the Reuters acquisition and:

•	the application of $1.133 billion of such borrowings to repay $532 million of short-term indebtedness of The Thomson Corporation related to the acquisition and $601 million of short-term indebtedness of Reuters; and

•	the intended application of $402 million of such borrowings to repay a floating note issued by a Reuters subsidiary that is currently scheduled to mature in November 2008, plus accrued and unpaid interest on such note.

The table below is based on The Thomson Corporation’s unaudited consolidated balance sheet as at March 31, 2008. Information related to Reuters as at March 31, 2008 is derived from its records. This table should be read in conjunction with the financial statements and other information included in the documents incorporated by reference in this prospectus.

	As at March 31, 2008
	The Thomson		Pro Forma
	Corporation Actual	Adjustments	As Adjusted
	(In millions of US$)
	(Unaudited)

Short-term indebtedness	$532	$(532)	$—
Current portion of long-term debt	11	—	11
Long-term debt (less current portion)	5,899	2,556	8,455

Total debt(1)	6,442	2,024	8,466

Shareholders’ equity:
The Thomson Corporation — Series II preference shares, no par value (authorized, issued and outstanding — 6,000,000)	110		110
The Thomson Corporation — common shares, no par value (640,339,558 issued and outstanding; authorized — unlimited)	2,675		2,675
Thomson Reuters PLC — ordinary shares (194,107,278 issued and outstanding) issued in connection with the Reuters acquisition		8,226	8,226
Additional paid-in capital	183	173	356
Contributed surplus from redemption of The Thomson Corporation’s Series V preference shares	30		30
Cumulative translation adjustment	368		368
Retained earnings	10,374		10,374

Total shareholders’ equity	13,740	8,399	22,139

Total capitalization	$20,182	$10,423	$30,605

(1)	Total debt excludes the effect of related debt swaps, which are included within “Prepaid expenses and other current assets,” “Other non-current assets,” “Accounts payable and accruals” and “Other non-current liabilities’ in The Thomson Corporation’s consolidated balance sheet as at March 31, 2008. If this effect had been included, total debt and total capitalization on an actual and on a pro forma as adjusted basis as at March 31, 2008 would have been reduced by $375 million.

INTEREST COVERAGE

The following table sets forth interest coverage ratios for The Thomson Corporation for the 12 month periods ended December 31, 2007 and March 31, 2008 on a pro forma as adjusted basis to reflect the following events:

•	the issuance by The Thomson Corporation in October 2007 of $800 million aggregate principal amount of 5.70% notes due 2014 and the application of the net proceeds from that offering, as if such offering occurred at the beginning of each period; and

•	borrowings under our bridge credit facility to finance part of the cash portion of the consideration for the Reuters acquisition and the application of certain of such borrowings as discussed in the “Capitalization and Indebtedness” section of this prospectus, as if such borrowings and applications of such borrowings had occurred as of January 1, 2007.

The pro forma interest coverage ratios also include the effect of the Reuters acquisition as if it closed on January 1, 2007 and certain pro forma adjustments to reflect interest expense on Reuters short-term indebtedness and long-term debt, as discussed in the “Capitalization and Indebtedness” section of this prospectus.

Interest coverage is equal to net earnings before deducting interest expense (which include the effect of related debt swaps) and before income taxes, divided by interest expense.

	12 Months Ended
	December 31,		March 31,
	2007		2008

Interest coverage(1)	16.1	x	16.1x

Interest coverage excluding the results of discontinued operations(1)	4.5	x	4.7x

Pro forma interest coverage after giving effect to the acquisition of Reuters(2)	13.6	x	N/A	(3)

Pro forma interest coverage after giving effect to the acquisition of Reuters excluding the results of discontinued operations(2)	4.2	x	N/A	(3)

(1)	These ratios are based on The Thomson Corporation’s consolidated financial statements. Other than the inclusion of interest expense on the $3.4 billion of acquisition-related borrowings, the ratios do not reflect any pro forma adjustments related to the Reuters acquisition.

(2)	These ratios are based on the pro forma consolidated financial statements of Thomson Reuters Corporation in Thomson Reuters PLC’s annual report on Form 20-F, which is incorporated by reference in this prospectus. The ratios reflect pro forma adjustments related to interest expense on acquisition-related borrowings as well as Reuters short-term indebtedness and the Reuters long-term debt that matures in November 2008, as discussed in the “Capitalization and Indebtedness” section of this prospectus.

(3)	Under applicable UK reporting requirements, Reuters was not required to prepare consolidated financial statements for the three months ended March 31, 2008. Accordingly, we have not calculated the comparable amounts for the 12 months ended March 31, 2008.

These coverage ratios do not give effect to the issuance of Debt Securities that may be issued pursuant to this prospectus, since the aggregate principal amounts and the terms of any such Debt Securities are not known at present. The coverage ratios above do not purport to be indicative of interest coverage ratios for any future periods.

SHARE CAPITAL

The authorized share capital of Thomson Reuters Corporation includes an unlimited number of common shares and an unlimited number of preference shares, without par value, issuable in series. As of May 28, 2008, Thomson Reuters Corporation had outstanding 642,283,714 common shares and 6,000,000 Series II cumulative redeemable floating rate preference shares.

The authorized share capital of Thomson Reuters PLC includes 399,950,000 ordinary shares of £0.25 each. As of May 28, 2008, Thomson Reuters PLC had outstanding 186,828,935 ordinary shares.

In addition, each of Thomson Reuters Corporation and Thomson Reuters PLC has issued a Reuters founders share to Reuters Founders Share Company Limited which enables it to exercise extraordinary voting powers to safeguard the Reuters Trust Principles, which include the preservation of integrity, reliability of news, development of the news business and related principles. Each company has also issued a special voting share to a trustee so that shareholders of the two companies can ordinarily vote together as a single decision-making body. Thomson Reuters Corporation has issued an equalization share to Thomson Reuters PLC in connection with Thomson Reuters Corporation’s support obligations under the DLC structure.

DESCRIPTION OF DEBT SECURITIES

This section describes certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below apply to that series in a prospectus supplement. Thus, for a description of the terms of a particular series of Debt Securities, you must refer to both the applicable prospectus supplement relating to that series and the description of the Debt Securities contained in this prospectus.

Unless otherwise specified in a prospectus supplement, the Debt Securities will be issued under a trust indenture dated November 20, 2001, as amended and supplemented from time to time, between Thomson Reuters Corporation, Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas. We collectively refer to Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas as the “Trustees” and each Trustee acting in such capacity for a specific series of Debt Securities as a “Trustee.” The trust indenture is subject to the provisions of Trust Indenture Legislation.

This summary information does not purport to be complete and is qualified in its entirety by reference to the provisions of the Debt Securities and the trust indenture, including the definition of certain terms in the trust indenture. It is the trust indenture, and not this summary, that governs the rights of holders of Debt Securities. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the trust indenture. We have defined selected terms at the end of this section. Section references below are to sections of the trust indenture.

General

The trust indenture does not limit the amount of Debt Securities that may be issued under the trust indenture. The trust indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. We may offer no more than US$3,000,000,000 (or the equivalent in non-U.S. Currency) aggregate principal amount of Debt Securities pursuant to this prospectus. The specific terms of any series of Debt Securities will be established at the time of issuance and will be described in the applicable prospectus supplement. These terms may include, but are not limited to, any of the following:

•	the specific designation of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the date or dates, if any, on which the Debt Securities will mature and the portion (if other than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of Maturity;

•	the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for any interest payable on the Debt Securities which are in registered form;

•	any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed or purchased at our option or otherwise;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities in bearer form and as to exchanges between registered and bearer form;

•	whether the Debt Securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•	the denominations in which any of the Debt Securities will be issuable if other than denominations of US$1,000 and any multiple thereof;

•	each office or agency where the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Debt Securities will or may be payable;

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Debt Securities will or may be determined;

•	any other terms of the Debt Securities, including covenants and additional Events of Default; and

•	the identity of the Trustee for a particular series of Debt Securities. (Section 301)

The trust indenture also provides that there may be more than one Trustee under the trust indenture, each with respect to one or more different series of Debt Securities. See “— Resignation of Trustee” below for more information. As there is more than one Trustee under the trust indenture, the powers and trust obligations of each Trustee as described in this prospectus shall extend only to the one or more series of Debt Securities for which it is Trustee. The Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate trust indentures. The term “Debt Securities” as used in this prospectus shall mean the one or more series with respect to which each respective Trustee is acting.

Some or all of the Debt Securities may be issued under the trust indenture as Original Issue Discount Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) to be issued at prices below their stated principal amounts.

The general provisions of the trust indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford Holders protection in the event of a highly leveraged or similar transaction involving Thomson Reuters.

Under the trust indenture, we will have the ability, in addition to the ability to issue Debt Securities with terms different from those of other Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series. (Section 301)

Guarantee

Thomson Reuters Corporation’s obligations under each series of Debt Securities and under the trust indenture as it relates to such Debt Securities will be fully and unconditionally guaranteed by Thomson Reuters PLC on an unsecured and unsubordinated basis. See “Description of Thomson Reuters PLC Guarantee”.

Ranking and Other Indebtedness

The Debt Securities will be unsecured obligations of, and will rank equally with all other unsecured and unsubordinated obligations of, Thomson Reuters Corporation.

Form, Denomination, Exchange and Transfer

Debt Securities of a series may be issuable solely as registered Debt Securities issuable in denominations of US$1,000 and integral multiples of US$1,000 or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series. The trust indenture also provides that Debt Securities of a series may be issuable in global form, which we refer to as Global Securities. Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

The Debt Securities may be presented for exchange as described above, and Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate one or more successor or additional transfer agents with respect to any series of Debt Securities and may from time to time rescind any such designation. (Section 305) We will be required to maintain a transfer agent in each Place of Payment for such series. (Section 1002)

So long as required by the Business Corporations Act (Ontario), we shall cause to be kept, by Thomson Reuters Corporation or a trust corporation registered in Ontario, a central securities register that complies with the requirements of the Business Corporations Act (Ontario). Additionally, we will cause to be recorded promptly in the central securities register maintained pursuant to the Business Corporations Act (Ontario), the particulars of each issue, exchange or transfer of Debt Securities. Unless otherwise provided for in the case of any series of Debt Securities, the Trustee shall maintain at its corporate trust office a branch register containing the same information with respect to each entry contained therein as contained in the central register. In the event of a conflict between the information contained in the central register and the information contained in a branch register, the information contained in the central register shall prevail. (Section 305)

We shall not be required to:

•	issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

•	issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Events of Default

The trust indenture provides, with respect to any series of Outstanding Debt Securities thereunder, that the following shall constitute Events of Default:

(i) default in the payment of any interest upon any Debt Security of that series, when the same becomes due and payable, continued for 30 days;

(ii) default in the payment of the principal of or any premium on any Debt Security of that series at its Maturity;

(iii) default in the deposit of any sinking fund or analogous payment when due by the terms of any Debt Security of that series;

(iv) default in the performance, or breach, of any of our covenants or warranties in the trust indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the trust indenture), continued for 60 days after written notice to us;

(v) certain events of bankruptcy, insolvency or reorganization; and

(vi) any other Event of Default provided with respect to the Debt Securities of that series. (Section 501)

No Event of Default provided with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Section 501) We are required to file with the Trustee, annually, an Officer’s Certificate as to our compliance with all conditions and covenants under the trust indenture. (Section 1004) The trust indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except payment defaults on the Debt Securities) if it considers it in the best interest of the Holders of Debt Securities to do so. (Section 502)

If an Event of Default listed in clause (i), (ii), (iii), (iv) or (vi) of the second preceding paragraph with respect to Debt Securities of a particular series occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the Outstanding Debt Securities of that series due and payable immediately. If an Event of Default listed in clause (v) of the preceding paragraph occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of all Debt Securities then Outstanding may declare the principal amount of all of the Outstanding Debt Securities to be due and payable immediately. However, in either case the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, or of all Outstanding Debt Securities, as the case may be, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such declaration. (Section 503)

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the trust indenture at the request, order or direction of any of the Holders of such Debt Securities, unless such Holders shall have offered to the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 508) Subject to such provisions for the indemnification of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii), (iv) or (vi) above) or the Holders of a majority in principal amount of all Outstanding Debt Securities (with respect to any other remedy, trust or power), as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the trust indenture, or exercising any trust or power conferred on the Trustee. (Section 513)

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (i), (ii), (iii), (iv) or (vi) above (or, in the case of a default described in clause (v) above, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default) and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or any interest on any Debt Security, or (b) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 514)

Negative Pledge

The trust indenture provides that, so long as any Debt Securities are Outstanding, we will not:

•	create or permit to subsist after knowledge of the existence thereof any mortgage, lien, pledge, encumbrance, conditional sale or other title retention agreement, or other similar security interest, or Security Interest, upon any part of any undertaking or assets to secure any of our Debt; or

•	permit any Material Subsidiary to give any Guarantee to secure any of our Debt;

without at the same time or as soon as reasonably practicable thereafter according to the Holders of Debt Securities a ratable and pari passu interest in the same Security Interest or Guarantee, as applicable, but this covenant will not apply to, or operate to prevent:

(i) any Security Interest for, or any Guarantee by a Material Subsidiary of, any of our Debt, the amount of which, when aggregated with the amount of all of our other Debt then outstanding in respect of which Security Interest or a Guarantee by a Material Subsidiary has been given, excluding any Security Interest or Guarantee given pursuant to the exceptions in subparagraphs (ii) to (iv), would not exceed 10% of Consolidated Shareholders’ Equity;

(ii) any Security Interest on (a) any asset (including shares) acquired or held by us to secure our Debt incurred solely for the purpose of financing the acquisition, construction, research, development or improvement of such asset or (b) shares of a Subsidiary organized solely to acquire any such asset;

(iii) the assumption by us of any Security Interest in existence on any asset at the time of acquisition thereof, including any such assumption consequent upon any amalgamation, merger, arrangement or other corporate reorganization;

(iv) our giving a Security Interest (other than on shares or fixed assets) in the ordinary course of our business to any bank or banks or others to secure any of our Debt that is not a Funded Obligation; or

(v) the extension, renewal or refunding of any Security Interest permitted under subparagraphs (ii) to (iv) to the extent of the principal amount of our Debt secured by and owing under any such Security Interest at the time of such extension, renewal or refunding. (Section 1007)

Modification and Waiver

We and the Trustee may modify and amend the trust indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, among other things:

•	change the Stated Maturity of, the principal of (or premium, if any), or any installment of interest on any such Debt Security;

•	reduce the principal amount or the rate of interest on or any premium payable on any Debt Security;

•	change our obligation to pay Additional Amounts provided for pursuant to Section 1005 of the trust indenture, with certain exceptions;

•	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the Holder of any such Debt Security;

•	change the Currency or Place of Payment of principal of, or any premium or interest on, any such Debt Security;

•	reduce the above-stated percentage of Holders of such Outstanding Debt Securities necessary to modify or amend the trust indenture or to consent to any waiver thereunder (including a waiver of certain defaults); or

•	modify the foregoing requirements with certain exceptions. (Section 902)

The Holders of a majority in principal amount of Outstanding Debt Securities affected thereby have the right to waive compliance by us with certain covenants. (Section 1008)

We and the Trustee may modify and amend the trust indenture without the consent of any Holder, for any of the following purposes:

•	to evidence the succession of another Person to Thomson Reuters Corporation as obligor under the trust indenture;

•	to add to our covenants for the benefit of the Holders of all or any series of Debt Securities;

•	to add additional Events of Default for the benefit of the Holders of all or any series of Debt Securities;

•	to add, change or eliminate any provisions of the trust indenture, provided that any such addition, change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any Outstanding Debt Security;

•	to secure the Debt Securities pursuant to the provisions described above under “— Negative Pledge” and “— Merger, Consolidation or Amalgamation,” or otherwise;

•	to establish the form or terms of Debt Securities of any series;

•	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the trust indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the trust indenture, provided such action does not adversely affect the interests of Holders of Debt Securities of any series in any material respect;

•	to supplement any of the provisions of the trust indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Debt Securities, provided, however, such action shall not adversely affect the interests of the Holders of any Debt Securities in any material respect; or

•	to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of Holders of Debt Securities of any series in any material respect. (Section 901)

The trust indenture provides that in determining whether the Holders of the requisite principal amount of Debt Securities of a series then Outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

•	the principal amount of a Debt Security denominated in a Currency or Currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such Debt Securities were originally issued, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above); and

•	Debt Securities owned by us or any other obligor or affiliate of ours or such other obligor shall be disregarded and not deemed to be Outstanding. (Section 101)

Merger, Consolidation or Amalgamation

The trust indenture provides that Thomson Reuters Corporation may not amalgamate or consolidate with or merge into any other Person and that it may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless:

•	the Person formed by such consolidation or amalgamation or into which Thomson Reuters Corporation is merged or the Person which acquires or leases its properties and assets substantially as an entirety is organized or existing under the laws of any Canadian, United States, United Kingdom or other country that is in the European Community jurisdiction expressly assumes its obligations under the Debt Securities and the trust indenture, and

•	certain other conditions are met. (Section 801)

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of Thomson Reuters Corporation’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge” above without equally and ratably securing the Debt Securities or unless the Debt Securities are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance. (Section 803)

Under the DLC structure, the capital of Thomson Reuters is deployed and managed in a way which the Thomson Reuters board considers most beneficial to Thomson Reuters. Assets of Thomson Reuters are owned, directly or indirectly, by whichever of Thomson Reuters Corporation or Thomson Reuters PLC is determined to be most efficient and appropriate under the then prevailing circumstances. Thomson Reuters assets may accordingly be owned, directly or indirectly, from time to time by Thomson Reuters Corporation or Thomson Reuters PLC, or by the two companies. Under the DLC structure, transfers of assets within Thomson Reuters may be made from time to time. Such transfers are considered to be in the ordinary course of business and may be made without the approval of shareholders or compliance with these provisions.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to Holders of any series of Debt Securities issued under the trust indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

We may, at our option and at any time, elect to have our obligations discharged with respect to the Outstanding Debt Securities of or within any series, which we refer to as defeasance. Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and to have satisfied our other obligations under the trust indenture with respect to such Debt Securities, except for:

•	the rights of Holders of such Outstanding Debt Securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due;

•	our obligations with respect to such Debt Securities relating to the issuance of temporary securities, the registration, transfer and exchange of the Debt Securities, the replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency in the applicable Place of Payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to Section 301 of the trust indenture;

•	the rights, powers, trusts, duties and immunities of the Trustee; and

•	the defeasance provisions of the trust indenture.

We may, at our option and at any time, elect to be released from our obligations with respect to certain covenants that are described in the trust indenture (including those described under “— Negative Pledge” and “— Merger, Consolidation or Amalgamation” above), and we refer to this as “covenant defeasance,” and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such Debt Securities. (Sections 1401, 1402 and 1403)

In order to exercise either defeasance or covenant defeasance:

•	we must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of such Debt Securities, cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such Outstanding Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the Currency in which such Debt Securities are then specified as payable at Stated Maturity;

•	in the case of defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States stating that (x) we have received from, or there has been published by, the Internal

Revenue Service a ruling or (y) since the date of the trust indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of covenant defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	in the case of defeasance or covenant defeasance, we shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from the Canada Revenue Agency to the effect that Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax including withholding tax, if any, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•	we have delivered to the Trustee an Opinion of Counsel to the effect that the deposit referenced in the first bullet above will not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended, and that we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act, on the date of the deposit referred to in the first bullet above or at any time during the period ending on the 91st day after the date of such deposit. (Section 1404)

If, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to any Debt Securities:

•	the Holder of any such Debt Security is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or

•	the Currency in which such deposit has been made in respect of any such Debt Security ceases to be used by its government of issuance, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405)

All payments of principal of (and premium, if any), and interest, if any, on any Debt Security that is payable in a Currency other than U.S. dollars that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section 312)

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in Section 301 of the trust indenture, principal (premium, if any) and interest, if any, on Debt Securities will be payable at an office or agency maintained by us in New York, New York, except that at our option, interest, if any, may be paid by:

•	check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or

•	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002)

Payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by us for the Debt Securities may be established for each series of Debt Securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 1002)

Resignation of Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the trust indenture separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Book-Entry Debt Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of Debt Securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of Debt Securities, Debt Securities that are represented by a Global Security will be issued in denominations of US$1,000 and any integral multiple thereof or in such other denominations as may be provided for by the terms of the Debt Securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (premium, if any) and interest on Debt Securities represented by a Global Security will be made by the Trustee to the depositary or its nominee.

Governing Law

The trust indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. The trust indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. (Section 111)

Enforceability of Civil Liabilities

Thomson Reuters Corporation is a corporation incorporated under and governed by the Business Corporations Act (Ontario) and Thomson Reuters PLC is a public limited company incorporated in England. The controlling shareholder of Thomson Reuters and some of our directors and officers, as well as certain of the experts named in this prospectus and the documents incorporated by reference into this prospectus, are residents of Canada or the United Kingdom and all or a substantial portion of their assets and a substantial portion of our assets are located outside of the United States. The trust indenture, as currently amended and supplemented, provides that we have designated our subsidiary, Thomson Holdings Inc., 3 Times Square, New York, New York 10036, as our authorized agent for service of process in any suit, action or proceeding arising out of or relating to the trust indenture and the Debt Securities that may be instituted in any federal or state court located in the Borough of Manhattan, in The City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and we have irrevocably submitted to the jurisdiction of such courts. (Section 113). However, it may be difficult for holders of Debt Securities to effect service within the United States upon our controlling shareholder and our directors and officers and the experts named in this prospectus and any documents incorporated by reference into this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicted upon civil liability under United States federal securities laws. We believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

Definitions

Set forth below is a summary of certain of the defined terms used in the trust indenture. Reference is made to the trust indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

“Business Day,” when used with respect to any Place of Payment or any other location referred to in the trust indenture, expressly or impliedly, which shall include Toronto, Ontario, New York, New York and London, England, hereunder, or in the Debt Securities, means, unless otherwise specified with respect to any Debt Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other such location are authorized or obligated by law or executive order to close.

“Consolidated Shareholders’ Equity” means the aggregate of the stated capital accounts for all of our outstanding shares and the amount of our consolidated surplus, whether paid in, earned, or otherwise, as such consolidated surplus is shown on the then most recent audited consolidated balance sheet of Thomson Reuters Corporation, determined in accordance with GAAP.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Obligation” means any Debt, the principal amount of which by its terms is not payable on demand and the due date of payment of which, after giving effect to any right of extension or renewal exercisable unilaterally on the part of the obligor, is more than 18 months from the date of the creation, issue or incurring of the same.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if we hereafter determine to prepare our principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

“Guarantee” means any guarantee, indemnity or similar obligation.

“Material Subsidiary” means any Subsidiary the sales of which for the 12 months ending at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of the sales of Thomson Reuters taken as a whole for the 12 months ending at the end of our most recently completed fiscal year, or the gross assets of which as at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of the gross assets of Thomson Reuters taken as a whole as at the end of our most recently completed fiscal year, calculated in each case in accordance with GAAP.

“Subsidiary” means any corporation of which at the time of determination Thomson Reuters Corporation, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock of such corporation. For so long as the DLC structure is in effect, Thomson Reuters PLC will be deemed to be a Subsidiary for the purposes of the trust indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended as in force at the date as of which a trust indenture was executed, except as provided in Section 905 of the trust indenture.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to the trust indenture, and at the date of the trust indenture means (i) in respect of Debt Securities offered solely in Canada and not concurrently in the United States, the applicable provisions of the Business Corporations Act (Ontario) and the regulations thereunder as amended or re-enacted from time to time, and (ii) in respect of Debt Securities offered solely in the United States and not concurrently in Canada or offered concurrently in the United States and Canada, the Trust Indenture Act and regulations thereunder.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101)

DESCRIPTION OF THOMSON REUTERS PLC GUARANTEE

In connection with the implementation of the DLC structure, Thomson Reuters Corporation and Thomson Reuters PLC entered into reciprocal deeds of guarantee for the benefit of each other’s creditors. This section describes certain general terms and provisions of the Thomson Reuters PLC deed of guarantee. This summary information does not purport to be complete and is qualified in its entirety by reference to the provisions of the Thomson Reuters PLC deed of guarantee. It is the Thomson Reuters PLC deed of guarantee, and not this summary, that defines the rights of Holders of Debt Securities under the Thomson Reuters PLC deed of guarantee. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the trust indenture.

Obligations Guaranteed

Under the Thomson Reuters PLC deed of guarantee, Thomson Reuters PLC has unconditionally and irrevocably undertaken and promised to Thomson Reuters Corporation that it will, as a continuing obligation, make to the creditors to whom or to which it is owed the proper and punctual payment of each of the following obligations, subject to certain exceptions, following written demand on the relevant primary obligor, if for any reason Thomson Reuters Corporation does not make such payment on the relevant due date:

•	any contractual obligations of Thomson Reuters Corporation;

•	any contractual obligations of certain other persons, referred to as principal debtors, which are guaranteed by Thomson Reuters Corporation; and

•	other obligations of Thomson Reuters Corporation or any principal debtor of any kind which may be agreed to in writing between Thomson Reuters PLC and Thomson Reuters Corporation. No such obligation has, as of the date of this prospectus, been so agreed.

The Thomson Reuters PLC deed of guarantee provides that the creditors to whom Thomson Reuters Corporation’s obligations are owed are intended to be third party beneficiaries of the guarantee who may, in accordance with the UK Contracts (Rights of Third Parties) Act 1999, enforce the guarantee directly.

Should any obligation not be recoverable from Thomson Reuters PLC under the terms of the Thomson Reuters PLC deed of guarantee as a result of the obligation becoming void, voidable or unenforceable against Thomson Reuters Corporation, Thomson Reuters PLC will, as sole, original and independent obligor, make payment on such obligation by way of a full indemnity. Unless otherwise provided in the Thomson Reuters PLC deed of guarantee, Thomson Reuters PLC’s liabilities and obligations under the guarantee will remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge the liabilities of Thomson Reuters Corporation owed to the relevant creditor, including without limitation:

•	anything which would have discharged Thomson Reuters PLC (wholly or in part) but not Thomson Reuters Corporation;

•	anything which would have offered Thomson Reuters PLC (but not Thomson Reuters Corporation) any legal or equitable defense; and

•	any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, Thomson Reuters Corporation or any other person or entity.

In the event that Thomson Reuters PLC is required to make any payment to any creditor under the Thomson Reuters PLC deed of guarantee, Thomson Reuters Corporation will reimburse Thomson Reuters PLC for those payments.

Exclusion of Obligations

Thomson Reuters PLC may at any time, with the agreement of Thomson Reuters Corporation, exclude obligations of a particular type, or a particular obligation or obligations, incurred after a specified future time from the scope of the Thomson Reuters PLC deed of guarantee.

However, no such agreement or exclusion will be effective with respect to any obligation incurred before, or arising out of, any credit or similar facility in effect at the time at which the relevant agreement or exclusion becomes effective. Therefore, Thomson Reuters Corporation and Thomson Reuters PLC would not be able to exclude a series of Debt Securities or the trust indenture as it relates to such Debt Securities from the scope of the Thomson Reuters PLC deed of guarantee after the issuance of such Debt Securities without the consent of the Trustee and the requisite Holders of the relevant Debt Securities.

No Defense, Set-Off and Counterclaim

In respect of any claim against Thomson Reuters PLC by a creditor under the Thomson Reuters PLC deed of guarantee, Thomson Reuters PLC will not have available to it:

•	by way of defense or set-off, any matter that arises from or in connection with the Thomson Reuters PLC deed of guarantee, and which would have been available to Thomson Reuters PLC by way of defense or set-off if the proceedings had been brought against Thomson Reuters PLC by Thomson Reuters Corporation;

•	by way of defense or set-off, any matter that would have been available to it by way of defense or set-off against the creditor if the creditor had been a party to the Thomson Reuters PLC deed of guarantee; or

•	by way of counterclaim, any matter not arising from the Thomson Reuters PLC deed of guarantee that would have been available to it by way of counterclaim against the creditor if the creditor had been a party to the Thomson Reuters PLC deed of guarantee.

Governing Law and Jurisdiction

The Thomson Reuters PLC deed of guarantee is governed by, and construed in accordance with, the laws of England. The courts of England and Wales have exclusive jurisdiction to settle any dispute in connection with the Thomson Reuters PLC deed of guarantee. The governing law of the Thomson Reuters PLC deed of guarantee will not affect the governing law of any Debt Securities or the trust indenture, which will continue to be governed by the laws of the State of New York. It is therefore likely that the governing law and the jurisdiction in which actions may be brought in respect of the Thomson Reuters PLC deed of guarantee will be different from those for the Debt Securities. See “Risk Factors — Risks Relating to the Thomson Reuters PLC Guarantee”.

Termination

No termination of the Thomson Reuters PLC deed of guarantee will be effective with respect to any obligation under the Thomson Reuters PLC deed of guarantee incurred before, or arising out of, any credit or similar facility in effect at the time at which the termination becomes effective. Therefore, after the issuance of a series of Debt Securities, the termination provisions described below will not apply to such Debt Securities without the consent of the Trustee and the requisite Holders of the relevant Debt Securities.

Subject to that limitation, the Thomson Reuters PLC deed of guarantee automatically terminates if:

•	the equalization and governance agreement entered into between Thomson Reuters Corporation and Thomson Reuters PLC in connection with the implementation of the DLC structure terminates or otherwise ceases to have effect;

•	the reciprocal Thomson Reuters Corporation deed of guarantee terminates or otherwise ceases to have effect; or

•	a resolution is passed or an order is made for the liquidation of Thomson Reuters Corporation.

Amendment

No amendment of the Thomson Reuters PLC deed of guarantee will be effective with respect to any obligation under the Thomson Reuters PLC deed of guarantee incurred before, or arising out of, any credit or similar facility in effect at the time at which the amendment becomes effective. Therefore, after the issuance of a series of Debt

Securities, the amendment provisions described below will not apply to such Debt Securities without the consent of the Trustee and the requisite Holders of the relevant Debt Securities.

Subject to that limitation, any amendments to the Thomson Reuters PLC deed of guarantee which are formal or technical in nature and which are not materially prejudicial to the interests of the shareholders of either Thomson Reuters Corporation or Thomson Reuters PLC or are necessary to correct any inconsistency or manifest error may be agreed between Thomson Reuters PLC and Thomson Reuters Corporation. Any other amendment to the Thomson Reuters PLC deed of guarantee requires approval of the shareholders of each company voting separately as a class.

PLAN OF DISTRIBUTION

We may sell the Debt Securities:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may sell Debt Securities at fixed prices or at non-fixed prices, such as prices determined by reference to the prevailing price of the specified securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The applicable prospectus supplement will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters, the purchase price of such Debt Securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

If underwriters are used in the sale, the Debt Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered through the applicable prospectus supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell Debt Securities directly at such prices and upon such terms as agreed to by us and the purchaser or through agents designated by us from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of the Debt Securities offered hereby.

In connection with any offering of the Debt Securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Debt Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time. Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. These underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of the Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Debt

Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the Debt Securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. There may not be a trading market for the Debt Securities. See “Risk Factors.”

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe the material Canadian federal income tax consequences to an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)) of acquiring Debt Securities, including whether payment of principal (premium, if any), and interest, if any, will be subject to Canadian non-resident withholding tax.

A prospectus supplement will also describe any material U.S. federal income tax consequences of the acquisition, ownership and disposition of Debt Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including any such consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued at an original issue discount for U.S. federal income tax purposes or containing any early redemption provisions or other special terms.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the Debt Securities offered by this prospectus will be passed upon on our behalf by Torys LLP (regarding Canadian and U.S. matters) and by Allen & Overy LLP (regarding U.K. matters). As of May 28, 2008, the partners and associates of each of Torys LLP and Allen & Overy LLP beneficially owned, directly or indirectly, less than 1% of our outstanding shares.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Thomson Reuters Corporation (formerly, The Thomson Corporation) incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Toronto, Canada, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Reuters incorporated in this prospectus by reference to Thomson Reuters PLC’s Annual Report on Form 20-F for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, London, United Kingdom, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Reuters Group PLC incorporated in this prospectus by reference to Thomson Reuters Corporation’s Business Acquisition Report filed on Form 6-K dated May 15, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, London, United Kingdom, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement on Form F-9 and Form F-3 of which this prospectus is a part:

•	the documents listed in the fourth paragraph under “Where You Can Find More Information” in this prospectus;

•	consents of accountants, counsel and a financial advisor;

•	powers of attorney from our directors and officers;

•	the Thomson Reuters PLC deed of guarantee dated April 17, 2008 described under “Description of the Thomson Reuters PLC Guarantee”;

•	the trust indenture dated November 20, 2001, the eighth supplemental indenture dated September 20, 2005 and the eleventh supplemental indenture dated May 29, 2008 relating to the Debt Securities; and

•	a statement of eligibility of Deutsche Bank Trust Company Americas as Trustee, on Form T-1.

EXPENSES

Set forth below is an estimate of the approximate amount of the fees and expenses, other than any underwriting discounts and commissions, payable by Thomson Reuters in connection with the registration of the Debt Securities being offered:

SEC registration fee	US$	92,100
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and mailing expenses		*
Trustee fees		*
Stock exchange listing fees and expenses		*

Total	US$	*

*	To be provided in a prospectus supplement or as part of a report on Form 6-K which is specifically incorporated by reference in the registration statement of which this prospectus forms a part.

US$

US$          % Notes due 20
US$          % Notes due 20
Issued by Thomson Reuters Corporation
and fully and unconditionally guaranteed by Thomson Reuters PLC

PROSPECTUS SUPPLEMENT

Barclays Capital
JPMorgan
Morgan Stanley
RBS Greenwich Capital

          , 2008